UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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SYMBOLLON PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY

SYMBOLLON PHARMACEUTICALS, INC.
ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jack H. Kessler and Paul C. Desjourdy and each or either of them (with full power to act without the other), proxies with full power of substitution, to represent the undersigned and to vote the shares of stock of the corporation which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders of Symbollon Pharmaceuticals, Inc. to be held on Wednesday, May 24, 2006 at 10:00 a.m. (local time) at the Company’s offices, 37 Loring Drive, Framingham, MA 01702-8768, and any adjournment thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement dated April 12, 2006, a copy of which has been received by the undersigned.

(Continued, and to be signed on reverse side)

Annual Meeting of Stockholders of

SYMBOLLON PHARMACEUTICALS, INC.

May 24, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.
________________________________________________________________________
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOP. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE \x\

1. ELECTION OF DIRECTORS
NOMINEES:
\ \ FOR ALL NOMINEES        \ \ Paul C. Desjourdy
\ \ Eugene Lieberstein

\ \ WITHHOLD AUTHORITY
FOR ALL NOMINEES

\ \ FOR ALL EXCEPT
(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: \X\

_______________________________________________________________________

2. TO APPROVE THE ADOPTION OF THE 2006 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN.

FOR  AGAINST  ABSTAIN
\ \  \ \   \ \

2. TO RATIFY THE APPOINTMENT OF VITALE, CATURANO & COMPANY, LTD. AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

FOR  AGAINST  ABSTAIN
\ \  \ \   \ \

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

FOR  AGAINST  ABSTAIN
\ \  \ \   \ \

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS INDICATED AND FOR APPROVAL OF THE PROPOSALS PRESENTED.
________________________________________________________________________

________________________________________________________________________
To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. \ \
________________________________________________________________________

Signature of Stockholder _____________________________ DATE______________

Signature of Stockholder _____________________________ DATE______________

Note: Please sign exactly as your name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Symbollon Pharmaceuticals, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
MAY 24, 2006

TO THE STOCKHOLDERS OF SYMBOLLON PHARMACEUTICALS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Symbollon Pharmaceuticals, Inc., a Delaware corporation ("Symbollon"), will be held at our executive offices, located at 37 Loring Drive, Framingham, Massachusetts 01702-8768, on May 24, 2006 at 10:00 a.m., local time, for the following purposes:

1.	To consider and act upon the election of two directors as the Class I directors to serve on our Board of Directors for a three-year term expiring at the Annual Meeting of Stockholders in 2009;

2.	To consider and act upon a proposal to adopt Symbollon’s 2006 Non-Employee Directors’ Stock Option Plan;

3.
To consider and act upon a proposal to ratify the appointment of Vitale, Caturano & Company, Ltd. as the independent registered public accounting firm of Symbollon for the current fiscal year ending December 31, 2006; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The close of business on April 3, 2006 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are kindly requested by the Board of Directors to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

By the order of the Board of Directors,

PAUL C. DESJOURDY
Assistant Secretary
Dated: April 12, 2006

SYMBOLLON PHARMACEUTICALS, INC.

37 LORING DRIVE
FRAMINGHAM, MA 01702-8768
(508) 620-7676

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Symbollon Pharmaceuticals, Inc. (“Symbollon”) for the Annual Meeting of Stockholders to be held at our executive offices, located at 37 Loring Drive, Framingham, Massachusetts 01702-8768, on May 24, 2006 at 10:00 a.m., local time, and for any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to our Assistant Secretary, at the above stated address. Attendance at the meeting will not have the effect of revoking the proxy unless such written notice is given.

If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted (1) for the election of the nominees set forth under the caption "Election of Directors;" (2) for the adoption of Symbollon’s 2006 Non-Employee Directors’ Stock Option Plan; (3) for the ratification of the appointment of Vitale, Caturano & Company, Ltd. as our independent registered public accounting firm; (4) in the discretion of the proxies, on any other business which may properly come before the meeting or any adjournments thereof.

The approximate date on which we intend to mail or otherwise deliver copies of this Proxy Statement and the accompanying form of proxy to our stockholders is April 14, 2006.

Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy previously given.

VOTING

Only holders of shares of our Class A Common Stock, $.001 par value per share (the "Common Stock"), of record as at the close of business on April 3, 2006, are entitled to vote at the meeting. On the record date there were issued and outstanding 7,951,237 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote upon all matters to be acted upon at the meeting. A majority of the outstanding shares of Common Stock, represented at the meeting in person or by proxy, shall constitute a quorum. The affirmative vote of a plurality of the votes cast is necessary to elect the nominees as directors. A majority of the votes cast is necessary to approve the proposed adoption of Symbollon’s 2006 Non-Employee Directors’ Stock Option Plan, and to ratify the appointment of Vitale, Caturano & Company, Ltd. as our independent auditors. Abstentions and broker non-votes are included in the determination of the number of shares of Common Stock present at the meeting for quorum purposes, but not in the tabulation of the votes cast on proposals presented to stockholders.

      The stockholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by a person appointed by the Board of Directors before the meeting to serve as the inspector of election at the meeting and who has executed and verified an oath of office. The cost of preparing, assembling and mailing the proxy, this Proxy Statement and the other material enclosed will be borne by us. In addition to the solicitation of proxies by use of the mails, our officers and employees may solicit proxies by telephone or other means of communication. We, through our transfer agent, will request brokerage houses, banking institutions, and other custodians, nominees and fiduciaries, with respect to shares of Common Stock held of record in their names or in the names of their nominees, to forward the proxy material to the beneficial owners of such shares and will reimburse them for their reasonable expenses in forwarding the proxy material.

BOARD OF DIRECTORS

Election of Director

Pursuant to our Certificate of Incorporation, as amended, our Board of Directors, which currently consists of five members, is divided into three classes, designated Class I, Class II and Class III, each serving staggered three-year terms. The terms of the Class I directors expire at this Meeting. The terms of the Class II and Class III directors will expire at the 2007 and 2008 Annual Meetings of Stockholders, respectively. Two directors are to be elected at this Meeting to fill the terms of the Class I directors that expire at this Meeting. The Board of Directors has proposed Paul C. Desjourdy and Eugene Lieberstein as nominees for reelection as our Class I directors at this Meeting. If elected to be the Class III directors, such nominees will serve until the expiration of their terms at the Annual Meeting of Stockholders in 2009 and until their successors are elected and qualified.

Unless authority to do so has been withheld or limited in the proxy, it is the intention of the persons named as proxies to vote at the meeting the shares of Common Stock to which the proxy relates to elect the nominees named above. The nominees are currently serving as directors of Symbollon. The Board of Directors recommends that the nominees be elected as directors of Symbollon and it is intended that the accompanying proxy will be voted for their election as directors, unless the proxy contains contrary instructions. We have no reason to believe that the nominees will not be candidates or will be unable to serve. However, in the event that the nominees should become unable or unwilling to serve as directors, the persons named in the proxy have advised that they will vote for the election of such persons as shall be designated by management.

Members of the Board of Directors

The following table provides the names and ages of the nominees and the other members of the Board of Directors, their respective principal occupations or employments during at least the past five years and the period during which each has served as a director of Symbollon.

Name	Age	Director Since	Principal Occupation, Other Business Experience and Other Directorships

Nominees for Election as Class I Directors to Serve Until the 2009 Annual Meeting of Stockholders

Paul C. Desjourdy…….…..............................................	44	1996
Chief Executive Officer of Symbollon since June 2005, President and General Counsel of Symbollon since December 1999, Chief Financial Officer since September 1993, and Treasurer from May 1994. Attorney at the law firm of Choate Hall & Stewart from 1989 to 1993. Certified Public Accountant at Arthur Andersen & Co. from 1983 to 1986.

Eugene Lieberstein.………............................................	67	1998
Law partner at the law firm of Anderson Kill & Olick, P.C. specializing in patent procurement and litigation (Mr. Lieberstein and his firm serve as patent counsel for Symbollon) since March 2000. Law partner at the law firm of Wyatt, Gerber, Meller and O’Rourke specializing in patent procurement and litigation (Mr. Lieberstein and his firm served as patent counsel for Symbollon) from 1993 to March 2000. Patent Counsel for Union Carbide Corporation from 1970 to 1993.

Class II Directors Whose Terms Continue Until the 2007 Annual Meeting of Stockholders

James C. Richards, Ph.D…............................................	58	1991
President, Chief Executive Officer and a director of EdgeLight BioScience, Inc., a privately held company specializing in waveguide technologies, since October 2000. President, Chief Executive Officer and a director of IntelliGene, Inc., a privately held company specializing in DNA probe technologies, from October 1995 to September 2000. President and Chief Executive Officer of Symbollon from May 1991 to September 1995. Director of business planning and development for Gene-Trak Systems, a joint venture originally between AMOCO Corporation and Integrated Genetics, Inc., engaged in developing diagnostic test devices using DNA probes, from 1986 to 1990.

Name	Age	Director Since	Principal Occupation, Other Business Experience and Other Directorships

Class II Directors Whose Terms Continue Until the 2007 Annual Meeting of Stockholders (Continued)

Richard F. Maradie……....................................................	58	1998
Retired since September 2000. Senior Vice President of Commercial Development of Oakwood Laboratories, a private biopharmaceutical company developing drug delivery technologies, from April 1998 to September 2000. President, Chief Executive Officer and a director of Novavax, Inc., a public biopharmaceutical company developing topical and oral drug delivery technologies, from March 1997 to August 1998. President, Chief Executive Officer and a director of Protyde Pharmaceuticals, Inc., a private biopharmaceutical company developing products for the diagnosis and treatment of cancer, from 1994 to 1997. Executive Vice President and Chief Operating Officer of Platelet Research Products, Inc., a private biopharmaceutical company developing therapeutic products derived from blood platelets, from to 1991 to 1994. President, Chief Operating Officer and a director of VimRx Pharmaceuticals, Inc., a public pharmaceutical company developing therapeutics based on natural products, from 1988 to 1991.

Class III Director Whose Term Continues Until the 2008 Annual Meeting of Stockholders

Jack H. Kessler, Ph.D…....................................................	55	1986
Executive Vice President since June 2005, Chief Scientific Officer and Secretary since May 1991, and Chairman of the Board of Directors of Symbollon since May 1996. Chief Executive Officer of Symbollon from December 1999 to June 2005, Executive Vice-President of Symbollon from May 1991 to December 1999. Symbollon's sole stockholder, officer and director from 1986 to 1991. From January 1990 until May 1991, principal systems engineer for Kollsman Manufacturing Company, a diagnostic instrument design and manufacturing company.

Recommendation of the Board of Directors

The Board of Directors recommends that the Stockholders vote FOR the nominees.

General Information Concerning the Board of Directors and its Committees

Our Board of Directors met eight times in the fiscal year ended December 31, 2005. The Delaware General Corporation Law provides that the Board of Directors, by resolution adopted by a majority of the entire board, may designate one or more committees, each of which shall consist of one or more directors. The Board of Directors annually elects from its members the Executive Committee, Audit Committee, and Compensation Committee. The Board of Directors does not have a Nominating Committee. During the last fiscal year each of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which each director serves. Directors are encouraged to attend annual meetings of our stockholders. Three directors attended our last annual meeting.

Executive Committee. The Executive Committee exercises all the powers and authority of the Board of Directors in the management and affairs of Symbollon between meetings of the Board of Directors, to the extent permitted by law. The current members of the Executive Committee are Messrs. Kessler (Chairman), Desjourdy and Richards. The Executive Committee did not meet during fiscal 2005.

Audit Committee. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to shareholders and others, the system of internal control which management has established, our process for monitoring compliance with laws and regulations, the independence of the outside auditors and the audit process. It is the general responsibility of the Audit Committee to advise and make recommendations to the Board of Directors in all matters regarding our accounting methods and internal control procedures. Specific duties of the Audit Committee are set forth in its charter. The current members of the Audit Committee are Messrs. Richards (Chairman), Maradie and Lieberstein. One member of the Audit Committee, Mr. Maradie, is “independent” under the current NASDAQ stock market listing standards and SEC rules for audit committee member independence; the other two members are not independent under these standards and rules. We do not have an audit committee financial expert serving on the Audit Committee because the Board of Directors believes that the current composition of the committee is adequate to fulfill its oversight responsibilities in light of the simplicity of our financial statements and accounting procedures. Because our shares are not currently listed on a national securities exchange or national securities association, we are not subject to a requirement that each member of the Audit Committee be independent or that we have an audit committee financial expert. The Audit Committee met one time during fiscal 2005.

Compensation Committee. The Compensation Committee reviews and recommends to the Board of Directors remuneration arrangements and compensation plans for our executives. The current members of the Committee are Messrs. Maradie (Chairman), Richards and Lieberstein. The Compensation Committee met one time during fiscal 2005.

Nominations

We do not have a nominating committee. The Board of Directors believes that the current size of our Board does not necessitate a separate nominating committee. Our Board of Directors, of which three of the five members are “independent directors” under the current NASDAQ stock market listing standards, is responsible for determining the slate of director nominees for election by stockholders.

We do not currently utilize the services of any third party search firm to assist in the identification or evaluation of Board member candidates. However, our Board of Directors may engage a third party to provide such services in the future, as it deems necessary or appropriate at the time in question.

We do not currently have a charter or written policy with regard to the nominating process. Our Board of Directors determines the required selection criteria and qualifications of director nominees based upon our needs at the time nominees are considered. A candidate must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care. Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibilities within their chosen fields, and have the ability to quickly grasp complex principles of business, finance, and pharmaceutical drug development. In general, candidates will be preferred who hold, or have held, an established executive level position in business, finance, law, education, research or government. The Board of Directors will consider these criteria for nominees identified by the Board, by stockholders, or through some other source. When current Board members are considered for nomination for reelection, the Board also takes into consideration their prior Symbollon Board contributions, performance and meeting attendance records.

The Board will consider qualified candidates for possible nomination that are submitted by our stockholders. Stockholders wishing to make such a submission may do so by sending the following information to the Board of Directors c/o Assistant Secretary at the address listed above: (1) name of the candidate and a brief biographical sketch and resume; (2) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (3) a signed statement as to the submitting stockholder’s current status as a stockholder and the number of shares currently held.

The Board will conduct a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve and other background information. This information will be evaluated against the criteria set forth above and our specific needs at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet our needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Board will determine which nominee(s) to submit for election at the next annual meeting. The Board will use the same process for evaluating all nominees, regardless of the original source of the nomination.

No candidates for director nominations were submitted to the Board by any stockholder in connection with the 2006 annual meeting. Any stockholders desiring to present a nomination for consideration by the Board prior to our 2007 annual meeting should do so prior to December 13, 2006 in order to provide adequate time to duly consider the nominee.

Shareowner Communications with Board

The Board of Directors has implemented a process by which our stockholders may send written communications to the Board’s attention. Any stockholders desiring to communicate with our Board, or one or more of our directors, may send a letter addressed to the Symbollon Pharmaceuticals, Inc. Board of Directors c/o Assistant Secretary, 37 Loring Drive, Framingham, MA 01702. The Assistant Secretary has been instructed by the Board to promptly forward all communications so received to the full Board or the individual Board members specifically addressed in the communication.

Code of Ethics

We have a Code of Ethics for our senior officers, including our principal executive officer and principal financial and accounting officer. This code is a statement of our high standards for ethical behavior and legal compliance, and it governs the manner in which we conduct our business. A copy of our Code of Ethics can be found on our web site at www.symbollon.com. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding any amendment or waiver of the Code with respect to our principal executive officer or principal financial or accounting officer by posting such information on our web site.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of April 3, 2006 for (i) each of the our directors, (ii) each of the Named Executive Officers (as defined in “Executive Compensation”), (iii) all our directors and executive officers as a group and (iv) each person known by us to own beneficially 5% or more of the outstanding shares of Common Stock:

Name and Address of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned	Percent of Class (2)
Dr. Jack H. Kessler (3)(4)	585,233	7.1%
Richard M. Lilly (5)	556,856	7.0%
Paul C. Desjourdy (3)(6)	445,200	5.4%
Dr. James C. Richards (3)(7)	224,951	2.8%
Eugene Lieberstein (3)(8)	113,426	1.4%
Richard F. Maradie (3)(9)	51,250	*
All Executive Officers and Directors as a Group (5 persons) (10)	1,976,916	22.7%
____________________________________________
* Less than 1% of the Common Stock outstanding.

(1)	All shares are beneficially owned and sole voting and investment power is held by the persons named, except as otherwise noted.
(2)
Based upon 7,951,237 shares of Common Stock but also reflecting as outstanding, with respect to the relevant beneficial owner, the shares which that beneficial owner could acquire upon exercise of options exercisable within 60 days.

(3)	The address of Directors Kessler, Richards, Desjourdy, Maradie and Lieberstein is c/o Symbollon Pharmaceuticals, Inc., 37 Loring Drive, Framingham, MA 01702.
(4)	Includes 1,100 shares owned by his minor child and currently exercisable options to purchase 300,000 shares of Common Stock.
(5)
Includes 13,000 shares owned by his minor children and 5,500 shares owned by his wife, which Mr. Lilly may be considered to beneficially own, and to have shared investment and voting power with respect to. The address of Mr. Lilly is 11300 Sundance Lane, Boca Raton, FL 33428.

(6)	Includes currently exercisable options to purchase 300,000 shares of Common Stock.
(7)	Includes currently exercisable options to purchase 46,250 shares of Common Stock.
(8)	Includes currently exercisable options to purchase 51,250 shares of Common Stock.
(9)	Includes currently exercisable options to purchase 51,250 shares of Common Stock.
(10)	Includes currently exercisable options to purchase 748,750 shares of Common Stock held by executive officers and directors as a group.

EXECUTIVE COMPENSATION

The following tables set forth certain information relating to compensation paid by us for each of our last three completed fiscal years to our executive officers whose annual compensation exceeded $100,000 for the last completed fiscal year (the “Named Executive Officers”). Only those columns which call for information applicable to us or the Named Executive Officers for the periods indicated have been included in such tables.

Summary Compensation Table
		Annual Compensation		Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options/SARs (#)	All Other Compensation ($) (1)
Paul C. Desjourdy (2)	2005	$237,500	$50,000
Chief Executive Officer, President,	2004	$220,000
Chief Financial Officer and Treasurer	2003	$215,000		300,000	$ 333

Jack H. Kessler (2)	2005	$220,000
Chief Scientific Officer, Executive	2004	$220,000
Vice President and Secretary	2003	$225,000		300,000	$ 693
__________________________
(1)
For each year includes premiums paid on term life insurance on behalf of the Named Executive Officers in the following amounts: Mr. Desjourdy: $333 for 2003; and Dr. Kessler: $693 for 2003. For information on the limited recourse loan repayment resulting from Messrs. Desjourdy’s and Kessler’s resignation on December 30, 2005 (they were rehired January 3, 2006), see “Certain Transactions” below.

(2)	Dr. Kessler was Chief Executive Officer until June 2005, when Dr. Desjourdy became Chief Executive Officer.

Option/SAR Grants in Last Fiscal Year

There were no options granted during the last fiscal year to the Named Executive Officers of Symbollon.

Aggregated Options/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

The following table set forth certain information with respect to the number of unexercised stock options and SARs held by each Named Executive Officer on December 31, 2005, and the value of the unexercised in-the-money options and SARs at that date.

Aggregated Options/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values
Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Option/SARs at Fiscal Year-End		Value of Unexercised In-The-Money Option/SARs at Fiscal Year-End ($) (1)
			(#)Exercisable	(#)Unexercisable	Exercisable	Unexercisable
Paul C. Desjourdy	-0-	-0-	300,000	-0-	$148,500	$-0-
Jack H. Kessler	-0-	-0-	300,000	-0-	$148,500	$-0-
_____________________________
(1)
The value of unexercised in-the-money option/SARs at December 31, 2005, was determined by multiplying the difference between the fair market value (the closing sales price) of the Common Stock at the close of business on December 31, 2005 ($0.77 per share) and the option/SAR exercise price, by the number of option/SARs outstanding at that date.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved by Security Holders	785,000	$0.56	1,983,855
Equity Compensation Plans Not Approved by Security Holders	65,000 (1)	$3.75	0
Total	850,000		1,983,855
_____________________________
(1) Symbollon granted one of its consultants a three year scientific advisory consulting agreement that provides for 5,000 shares of our Class A Common Stock to be issued in advance for each year of service provided under the scientific advisory consulting agreement. As of December 2005, we issued 10,000 shares of Class A Common Stock to the consultant for the first two years of service. Symbollon granted another one of its consultants 20,000 shares of our Class A Common Stock and warrants to purchase 40,000 shares of our Class A Common Stock for services provided under their agreement.

Director Compensation

Upon Board of Directors’ approval in May 1998, we no longer provides cash compensation to directors for attendance at board or committee meetings. Each non-employee director is entitled to receive on January 1st of each year an option (the "Annual Options") to purchase 2,500 shares of Common Stock at the then fair market value under our 1995 Non-Employee Directors’ Stock Option Plan. The Annual Options may only be exercised with respect to vested shares. One-half of the shares subject to such options vest on the first anniversary of the date of grant and the balance vest on the second anniversary of the date of grant. Our 1995 Non-Employee Directors’ Stock Option Plan expired after the grant made on January 3, 2006; however, we are proposing for adoption at the Annual Meeting a successor plan (see “Approval of Adoption of Symbollon’s 2006 Non-Employee Directors’ Stock Option Plan” below) pursuant to which annual grants of options for 10,000 shares would be made. All directors will be reimbursed for ordinary and necessary travel expenses incurred in attendance at each board or committee meeting.

9

Employment Agreements

On January 3, 2006, the Company entered into new employment agreements with Paul C. Desjourdy to serve as its Chief Executive Officer, Chief Financial Officer and President and Jack H. Kessler to serve as its Chief Scientific Officer. Both agreements expire in December 2008. In 2006, Mr. Desjourdy and Dr. Kessler will receive salaries of $265,000 and $190,000 per annum, respectively. Both Executive Officers have agreed to devote their full time and best efforts to fulfill their duties and responsibilities to Symbollon. They will be entitled to participate in employee benefit plans.

We have the right to terminate the agreements for Cause (as defined therein) or as a result of the Executive Officers' death or Permanent Disability (as defined therein). The Executive Officers have the right to terminate their agreements on account of their Constructive Discharge (as defined therein). Except in the case of termination for Cause, upon early termination of their agreements, the Executive Officers shall be entitled to receive their salaries plus fringe benefits for a period of 12 months from the date of termination and any bonuses prorated through the date of termination.

Both Executive Officers have agreed not to disclose to anyone our confidential information during the term of their employment or thereafter and will not compete with us utilizing our proprietary information, know-how or trade secrets during the term of their employment or thereafter. All work, research and results thereof, including, without limitation, inventions, processes or formulae made, conceived or developed by the Executive Officers during the term of employment which are related to the business, research, and development work or field of operation of Symbollon shall be our property.

Dr. Kessler is a principal stockholder, officer and director of a company which has rights to use technology that he developed pertaining to contact lens disinfection. This technology, which is similar to our technology, is not expected to be assigned to us. As a result, use of our technology in the area of contact lens disinfection may require the prior consent of such other company or the then owner of such rights.

For information on our executive loan program for stock option exercise and the limited recourse loan repayment by Messrs. Desjourdy and Kessler pursuant thereto, see “Certain Transactions” below.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) requires our directors, officers and persons who own more than ten percent of a registered class of our equity securities, to file initial reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission. Directors, officers and greater than ten percent beneficial owners are required by applicable regulations to furnish Symbollon with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of the forms furnished to us and written representations from our directors and officers, we believe that during 2004 all Section 16(a) filing requirements applicable to our directors, officers and greater than ten percent beneficial owners were timely satisfied.

CERTAIN TRANSACTIONS

On September 1, 2004, Symbollon sold in a private placement to accredited investors 1,261,692 shares of Class A Common Stock and 630,846 redeemable warrants for $634,300 in cash and $185,800 in prepaid services for manufacturing, consulting and clinical trial expenses. Messrs. Richards, Kessler and Desjourdy each invested $40,000 and Mr. Lieberstein invested $7,000 as part of the private placement on the same terms and conditions as the third party investors.

During 2005 and 2004, we paid an aggregate of approximately $21,000 and $2,000, respectively, for legal services to Eugene Lieberstein or Anderson Kill & Olick, P.C., of which law firm he was a partner.

We exchange office space for services with a company owned by the spouse and in-law of one of our officers and directors, Mr. Desjourdy. Mr. Desjourdy is also a director in the other company. The estimated annual value for 2005 and 2004 of the relationship is $9,600 for each year.

In May 2000, the Board of Directors approved an executive loan program pursuant to which our executives could borrow from us up to $500,000 each for the purpose of exercising stock options. Under the program, any borrowings would be evidenced by a promissory note bearing interest at the applicable federal rate and secured by the underlying shares purchased. In the event the executive’s employment with us is terminated prior to December 31, 2005, and the market value of the pledged shares on the date of such termination is less than the principal and accrued but unpaid interest under the note at such time, then our sole recourse for payment of the note would be the pledged shares.

In January 2001, Messrs. Desjourdy and Kessler exercised options to purchase 251,614 and 211,281 shares of Common Stock, respectively, pursuant to our executive loan program. The principal amounts of the promissory notes for Messrs. Desjourdy and Kessler were $448,915 and $385,645, respectively.

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On December 30, 2005, Messrs. Desjourdy and Kessler resigned from their employment with Symbollon in order to avail themselves of their contractual rights to limit our recourse to collect the promissory notes to the pledged stock. On December 30, 2005, Messrs. Desjourdy and Kessler returned their stock (having a then market value of $193,743 and $162,686, respectively, and the promissory notes were cancelled. The officers were subsequently rehired on January 3, 2006 under new employment agreements. For information concerning employment agreements with and options granted to or held by our officers, see “Executive Compensation”.

Audit Committee Report

Symbollon’s management is responsible for preparing Symbollon’s financial statements, and the independent registered public accounting firm, Vitale, Caturano & Company, Ltd., are responsible for performing an independent audit of Symbollon’s financial statements and expressing an opinion on the conformity of the financial statements with generally accepted accounting principles. The Audit Committee oversees Symbollon’s financial reporting process on behalf of the Board of Directors. In this context, the Audit Committee reports that:

The Audit Committee has reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2005.

The Audit Committee has discussed with Vitale, Caturano & Company, Ltd., our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), as modified or supplemented, and has discussed with Vitale, Caturano & Company, Ltd. that firm’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

This report is submitted by the members of the Audit Committee.

James C. Richards (Chairman)
Richard F. Maradie
Eugene Lieberstein

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APPROVAL OF ADOPTION OF SYMBOLLON'S 2006 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

The Board of Directors has adopted, subject to stockholder approval, a stock option plan for non-employee directors of Symbollon (the “Plan”), to replace our 1995 Non-Employee Directors’ Stock Option Plan, which expired after the grants made on January 3, 2006. The Plan will assist us in continuing to compete aggressively to secure and retain qualified and experienced individuals to serve as outside directors. If the Plan is approved by the stockholders, a maximum of 500,000 shares of our Class A Common Stock will be reserved for issuance upon the exercise of stock options subject to adjustment upon changes in the capitalization of Symbollon due to mergers, stock splits, stock dividends or other similar events. Such shares may consist in whole or in part of authorized but unissued shares or shares acquired or repurchased by us and held in our treasury.

The following description of the Plan is qualified by reference to the full text of the Plan which is set forth as Exhibit A to this proxy statement. The Plan shall be administered by our Board of Directors or by a committee of at least two (2) directors who shall be appointed by our Board of Directors. The Plan is intended to be self-governing and require no discretionary action by an administrative body with regard to any transaction under the Plan, To the extent, if any, that any questions of interpretation arise, these shall be resolved by our Board or its appointed committee, as the case may be. In no event shall the Board of committee, as the case may be, exercise discretion with respect to designating the recipient of an option, the number of shares subject to an option, the date of grant or exercise price of an option. Only directors of Symbollon who are not our employees or employees of our subsidiaries (“eligible directors”) are eligible to participate in the Plan and to receive stock options thereunder. As of April 3, 2006, we had three (3) eligible directors, as follows: James C. Richards, Eugene Lieberstein and Richard F. Maradie. Pursuant to the Plan, on January 2, 2007 and the first business day of each January of each calendar year thereafter, each eligible director will automatically be granted options to purchase 10,000 shares of Class A Common Stock at a purchase price equal to 100% of the stock’s fair market value on the date of such grant. As of April 3, 2006, the fair market of our Class A Common Stock, as reflected by the closing sales price on that date as reported by the OTC bulletin board, was $1.40 per share. Only non-statutory options not entitled to special tax treatment under Section 422A of the Internal Revenue Code of 1986, as amended (“Code”) may be granted under the Plan. The full purchase price must be paid in cash or shares of Class A Common Stock (or any combination thereof) when an option is exercised. Options vest and become exercisable in two (2) annual installments of 50% each on the first and second anniversaries of the grant date, and expire 10 years after such date. Any options outstanding prior to the sale of substantially all of the assets of Symbollon or prior to a change in control, will automatically accelerate and become exercisable in full prior to the occurrence of such event. An option may not be transferred except by will, the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employment Retirement Income Security Act (“ERISA”) or the rules thereunder. When shares are issued upon the exercise of an option, any excess in the fair market price of the stock over the option price is taxable as ordinary income to the optionee and allowable as a deduction by Symbollon. Options terminate when the optionee ceases to be a director of Symbollon except in the case of death, disability or retirement of the optionee. All options will contain special provisions limiting the time during which they may be exercised following the death of the optionee or termination of the optionee’s service as a director on account of disability or retirement. Shares subject to options which expire or terminate prior to exercise may be the subject of new options granted under the Plan.

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Subject to stockholder approval at the Annual Meeting, the Plan will become effective as of the date of such meeting and will remain in effect for a period of ten (10) years from January 2, 2007 (the date on which the initial option grant will occur) unless sooner terminated by our Board of Directors. No grants shall be made after January 1, 2017 or, if not a business day, the next succeeding business day.

Symbollon’s Board of Directors may suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that without the approval of the stockholders no such amendment shall change the number of shares of stock subject to the Plan or the class of directors eligible to participate therein or materially increase the benefits to optionees. Further, no amendment of the Plan may alter or impair any rights or obligations of any option previously granted without the consent of the recipient. The Plan provisions may not be amended more than once every six months, other than to comport with changes in the Code, ERISA, or the rules thereunder, or Rule 16b-3 under the Exchange Act.

Plan Benefits

The following table shows the stock options that the individuals and groups referred to below will receive in 2007 if the Plan is approved by Symbollon’s stockholders at this Annual Meeting. Executive officers, employee directors and employees of Symbollon are not eligible to participate in the Plan.

New Plan Benefits
Name and Position	Dollar Value	Number of Units
Paul C. Desjourdy	$0	-0-
Jack H. Kessler	$0	-0-
Executive Group	$0	-0-
Non-Executive Director Group	N/A	30,000
Non-Executive Officer Group	$0	-0-

In addition to the Plan, we have in effect a 1993 Stock Option Plan, as amended, under which outside directors are also eligible for grants.

Federal Income Tax Consequences

The receipt of a non-qualified stock option issued under the Plan will not result in any taxable income to the optionee or a tax deduction to Symbollon at the time the option is granted. Generally, the optionee will recognize ordinary income at the time the non-qualified stock option is exercised in an amount equal to the excess of the fair market value on the date of exercise of the shares received over the exercise price, and we will be entitled to a tax deduction of an equal amount in the year the optionee recognizes such income. The optionee will have a tax basis for his shares equal to their fair market value at the time the optionee recognizes ordinary income and any additional gain or loss recognized by the optionee on disposition of the shares will generally be a short or long term capital gain or loss and will not result in any additional tax deduction to Symbollon.

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Recommendation of the Board of Directors

The Board of Directors recommends that the Stockholders vote FOR the proposal to approve the Adoption of the Plan.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends a vote for the ratification of Vitale, Caturano & Company, Ltd. (“Vitale”) as the independent registered public accounting firm for Symbollon for 2006.

Vitale served as our independent registered public accounting firm for our 2005 fiscal year. We have requested that a representative of Vitale attend the annual meeting. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of stockholders.

Principal Accountant Fees and Services

The following is a summary of the fees billed to Symbollon by Vitale for professional services rendered for the fiscal years ended December 31, 2005 and December 31, 2004:

Fee Category	Fiscal 2005 Fees	Fiscal 2004 Fees
Audit Fees	$30,000	$33,500
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-

Total Fees	$30,000	$33,500

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Audit Fees. Consists of fees billed for professional services rendered for the audit of Symbollon’s annual consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Symbollon’s consolidated financial statements and are not reported under “Audit Fees.” These services included review of registration statements.

Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning.

All Other Fees. Consists of fees for products and services other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

All services provided by our independent registered public accounting firm, Vitale, are subject to pre-approval by our Audit Committee. The Audit Committee has authorized the Chair of the Committee to approve services by Vitale in the event there is a need for such approval prior to the next full Audit Committee meeting. However, a full report of any such interim approvals must be given at the next Audit Committee meeting. Before granting any approval, the Audit Committee (or the committee Chair, if applicable) must receive: (1) a detailed description of the proposed service; (2) a statement from management as to why they believe Vitale is best qualified to perform the service; and (3) an estimate of the fees to be incurred. Before granting any approval, the Audit Committee (or the committee Chair, if applicable) gives due consideration to whether approval of the proposed service will have a detrimental impact on Vitale’s independence. There were no non-audit services in 2005 and 2004.

OTHER MATTERS

The Board of Directors is not aware of any matters not set forth herein that may come before the meeting. If, however, further business properly comes before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

STOCKHOLDERS PROPOSALS FOR THE 2007 PROXY STATEMENT

Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. To be considered for inclusion in the proxy statement and form of proxy relating to the 2007 annual meeting, such proposals must be received by Symbollon no later than December 13, 2006. Proposals should be directed to the attention of our Assistant Secretary.

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STOCKHOLDERS PROPOSALS FOR PRESENTATION AT THE 2007 ANNUAL MEETING WITHOUT INCLUSION IN THE PROXY STATEMENT

Stockholders who wish to present any proposal or matter at the 2007 Annual Meeting of Stockholders (other than by the process for including stockholder proposals in the proxy statement) are required to notify our Investor Relations Department of their intent no later than February 26, 2007. The notice should describe the proposal or matter. This requirement does not apply to the deadline for submitting stockholder proposals for inclusion in the proxy statement (see “Stockholders Proposals for the 2007 Proxy Statement” above), nor does it apply to questions a stockholder may wish to ask at the meeting.

We retain discretion to vote proxies we receive with respect to such proposals received after February 26, 2007. We retain discretion to vote proxies we receive with respect to such proposals received prior to February 26, 2007 provided (i) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (ii) the proponent does not issue a proxy statement to holders of at least the percentage of our outstanding shares required to approve the proposal.

ANNUAL REPORT ON FORM 10-KSB

We are furnishing without charge to each person whose proxy is being solicited, a copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, including the financial statements and schedules thereto, but excluding exhibits. Requests for additional copies of such report should be directed to Symbollon, Attention: Investor Relations.

By order of the Board of Directors,

PAUL C. DESJOURDY
Assistant Secretary

Dated: April 12, 2006

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Exhibit A
SYMBOLLON PHARMACEUTICALS, INC.
2006 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

PART 1.  PLAN ADMINISTRATION AND ELIGIBILITY

 I. PURPOSE

The purpose of this 2006 Non-Employee Directors' Stock Option Plan (the "Plan") of Symbollon Pharmaceuticals, Inc. (the "Corporation") is to make service on the Board of Directors of the Corporation (the "Board") more attractive to present and prospective outside directors of the Corporation, since the continued services of qualified and experienced outside directors are considered essential to the Corporation's sustained progress and business success.

II. ADMINISTRATION

The Plan shall be administered by the Board or by a committee of at least two directors appointed by the Board (the "Committee"). In the event the Board fails to appoint or refrains from appointing a Committee, the Board shall have all power and authority to administer the Plan. In such event, the word "Committee" whenever used herein shall be deemed to mean the Board. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic as described in Section VI. The Plan is intended to meet the requirements of a formula plan pursuant to Note 3 to Rule 16b-3 adopted under the Securities Exchange Act of the 1934 (the " `34 Act") and accordingly is intended to be self-governing. To this end the Plan requires no discretionary action by any administrative body with regard to any transaction under the Plan. To the extent, if any, that any questions of interpretation arise, these shall be resolved by the Committee in its sole discretion and such determination shall be final and binding upon all persons having an interest in the Plan. Any or all powers and discretion vested in the Committee under this Plan may be exercised by any one Committee member who is so authorized by the Committee. In no event shall the Committee or any member thereof exercise discretion with respect to designating the recipient of an option, the number of shares subject to an option, the date of grant or exercise price of an option.

III. PARTICIPATION IN THE PLAN

All directors of the Corporation shall participate in the Plan unless they are (i) employees of the Corporation or (ii) employees of any subsidiary of the Corporation ("Eligible Director").

IV.  STOCK SUBJECT TO THE PLAN

A. The Stock which is to made the subject of awards granted under the Plan shall be the Corporation's Class A common stock, par value $.001 per share ("Common Stock"). In connection with the issuance of shares of Common Stock under the Plan, the Corporation may, without specific authorization from its Board of Directors, from time to time use, in whole or in part, authorized but unissued shares or shares acquired or repurchased by the Corporation and held in its treasury.

B. AGGREGATE AMOUNT.

(1) Subject to adjustment as provided in Section X1, the total number of shares of Common Stock issuable under the Plan shall not exceed 500,000 shares.

(2) If any outstanding option under the Plan expires or is terminated for any reason without being exercised in whole or in part, then the Common Stock allocable to the unexercised portion of such option shall not be charged against the limitation of Section IV(B)(1) and may again become the subject of a stock option granted under the Plan.

Part 2.  STOCK OPTIONS

V.  NON-STATUTORY STOCK OPTIONS

All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422A of the Internal Revenue Code of 1986, as amended to date and as may thereafter be amended from time to time (the "Code").

VI. TERMS, CONDITIONS AND FORM OF OPTIONS

Each option granted under the Plan shall be evidenced by a written agreement in such form as the Committee shall from time to time approve. Each agreement shall be issued as soon as convenient to the Corporation after the Grant Date (as hereinafter defined) and shall comply with and be subject to the following terms and conditions, provided that any agreement may contain such terms, provisions and conditions as are not inconsistent with the Plan:

A. OPTION GRANT DATES. One option shall be granted automatically on January 1 of each calendar year or, if such date is not a day on which banks in Massachusetts are open for business (a "Business Day"), on the next succeeding Business Day (the "Grant Date"), to each Eligible Director commencing on January 1, 2007, or, if such date is not a Business Day, on the next succeeding Business Day.

B. OPTION FORMULA. Options granted to Eligible Directors on each Grant Date shall be an option to purchase 10,000 shares of Common Stock.

C. OPTION NON-TRANSFERABLE. Each option granted under the Plan by its terms shall not be transferable by the director other than by will, or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder and shall be exercised, during the lifetime of the director, only by the participating director, except as provided above. Except as provided above, no option or interest therein may be transferred, assigned, pledged or hypothecated by the director during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

D. OPTION PERIOD. Options vest and become exercisable in two annual installments of 50% each on the first and second anniversaries of the Grant Date; provided, however, that any option granted pursuant to the Plan to any director who ceases to be a member of the Board by reason of his or her death, retirement or permanent disability shall vest and become exercisable in full upon such death or permanent disability.

Options shall expire ten (10) years from the Grant Date, subject to prior termination as hereinafter provided.

E. MANNER OF EXERCISE OF OPTIONS. Options may he exercised, in lots of not less than 100 shares, only by written notice given to the Treasurer of the Corporation at the Corporation headquarters accompanied by payment, of the full consideration for such shares. Payment may be by delivery of (i) cash or a check payable to the order of the Corporation, (ii) shares of Common stock owned by the person exercising the option valued at fair market value determined in accordance with the provisions of Section VII, or (iii) any combination of (i) and (ii); provided, however, that payment of the option price by delivery of shares of Common Stock owned by the person exercising the option may be made only upon the condition that such payment does not result in a charge to earnings for financial accounting purposes as determined by the Committee, unless such condition is waived by the Committee. No fractional shares will be issued.

F. TERMINATION PRIOR TO EXPIRATION OF OPTIONS. Each option and all right, title and interest of a director in and to an option (whether or not vested), to the extent that it has not been exercised, shall terminate upon his or her ceasing to serve as a director of the Corporation for any reason other than death, retirement or permanent disability and in case of such retirement or disability, six (6) months from the date thereof. In the event of the death of the director, the option shall terminate upon failure of the personal representative to exercise the option in accordance with the time period provided in subsection G below.

G. DEATH OF DIRECTOR. Any option granted under the Plan and outstanding on the date of an Eligible Director's death may be exercised by the personal representative of the director's estate or by the person or persons to whom the option is transferred pursuant to the director's will or in accordance with the laws of descent and distribution, at any time prior to the specified expiration date of such option or the first anniversary of the director's death, whichever is the first to occur. Upon the occurrence of the earlier event, the option shall terminate and be null and void.

VII. OPTION PRICE

The option price per share for the shares covered by each grant shall be one hundred per cent (100%) of the fair marker value of a share of Common Stock on the Grant Date. The fair market value of a share of Common Stock shall be its closing sales price on the Grant Date on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or on the NASDAQ System, if the Common Stock is not then traded on a national securities exchange but is quoted on the NASDAQ System; or on an established quotation service, if the Common Stock is not then traded on a national securities exchange or quoted on the NASDAQ System. If there is no quotation available for such day, then the price on the proceeding day for which there does exist such a quotation shall be determinative of fair market value.

PART 3. GENERAL PROVISIONS

VIII. ASSIGNABILITY

The rights and benefits under this Plan shall not be assignable or transferable by a director other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, and except as provided above, during the lifetime of the director options granted under the Plan shall be exercisable only by each such director.

IX. TIME FOR GRANTING OPTIONS

No options may he granted under the Plan after January 1, 2017, or if January 1, 2017 is not a Business Day, after the next succeeding Business Day.

X. LIMITATION OF RIGHTS

A.  No RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Corporation will retain a director for any period of time, or at any particular rate of compensation.

B. NO SHAREHOLDERS' RIGHTS FOR OPTIONS. Neither the recipient of an option under the Plan nor an optionee's successor or successors shall have any rights as a shareholder with respect to the shares covered by options awarded to that optionee until the date of the issuance to such optionee or its successor of a stock certificate therefore, and no adjustment will be made for any dividends, or other distribution or rights for which the records date is prior to the date such certificate is issued.

XI.	ADJUSTMENTS FOR RECAPITALIZATION, REORGANIZATIONS AND THE LIKE

In the event that the outstanding shares of the Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which options may be granted under the Plan and as to which outstanding options or portions thereof then unexercised, shall be exercisable, to the end that the proportionate interest of the optionee shall be maintained as before the occurrence of such event; such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share.

In addition, in the case of any (i) sale or conveyance to another entity of all or substantially all of the property and assets of the Corporation or (ii) Change in Control (as hereinafter defined) of the Corporation, any and all options then outstanding under the Plan shall automatically accelerate and become exercisable in full, notwithstanding any limitations in this Plan or in the option agreement, from and after the date which is immediately prior to the effective date of such sale, conveyance or Change in Control.

A "Change in Control" shall be deemed to have occurred if any person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned less than fifty percent (50% ) of the combined voting power of all classes of stock of the Corporation then outstanding, shall acquire such additional shares of stock of the Corporation in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own fifty percent (50%) or more of the combined voting power of all classes of stock of the Corporation outstanding.

Upon dissolution or liquidation of the Corporation, all options granted under this Plan shall terminate, but each holder shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her option to the extent then exercisable.

If by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall authorize the issuance or assumption of a stock option or stock options in a transaction to which Section 424(a) of the Code applies, then, notwithstanding any other provision of the Plan, the Committee may grant an option or options upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old option, or substitution of a new option for the old option, in conformity with the provisions of such Section 424(a) of the Code and the regulations thereunder, and any such option grant shall not reduce the number of shares otherwise available for issuance under the Plan.

No fraction of a share shall be purchasable or deliverable upon the exercise of any option, but in the event any adjustment hereunder in the number of shares covered by the option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

XII. WITHHOLDING

The Corporation's obligation to deliver shares upon the exercise of any option granted under the Plan shall be subject to the satisfaction by the person exercising the option of all applicable Federal, state and local income and employment tax withholding requirements. The Corporation and option holder may agree to withhold shares of Common Stock purchased upon exercise of an option to satisfy the above-mentioned withholding requirements; provided, however, no such agreement may be made by an option holder who is subject to Section 16 of the '34 Act if it would result in short-swing profit recovery pursuant to said Section 16.

XIII. RESTRICTIONS ON ISSUANCE OF SHARES

Notwithstanding any other provisions of this Plan, the Corporation shall have no obligation to deliver any certificate or certificates upon exercise of an option until one of the following conditions shall be satisfied:

(1) The shares with respect to which the option has been exercised are at the time of the issue of such shares effectively registered under applicable Federal and state securities laws as now in force or hereafter amended; or

(2) Counsel for the Corporation shall be given an opinion that such shares are exempt from registration under Federal and state securities laws as now in force or hereafter amended; and the Corporation has complied with all applicable laws and regulations with respect thereto, including without limitation all regulations required by any stock exchange or association upon which the Corporation's outstanding Common Stock is then listed or quoted.

XIV.  REPRESENTATION OF OPTION HOLDER

If requested by the Corporation, the option holder shall deliver to the Corporation written representations and warranties upon exercise of the option that are necessary to show compliance with Federal and state securities laws, including representations and warranties to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933).

XV.  COMPLIANCE WITH REGULATIONS

It is the Corporation's intent that the Plan comply in all respects with Rule I6b-3 under the '34 Act (or any successor or amended version thereof) and any applicable Securities and Exchange Commission interpretations thereof. If any provision of this Plan is deemed not to be in compliance with Rule 16b-3, the provision shall be null and void.

XVI.  EFFECTIVE DATE OF THE PLAN

The Plan was authorized by the Board as of March 29, 2006, subject to and conditioned upon approval by the shareholders of the Corporation in accordance with the requirements of Rule 16b-3(d)(2) under the '34 Act, which approval was obtained on May __, 2006. No options may be granted pursuant to the Plan until January 1, 2007.

XVII.  AMENDMENT OF THE PLAN

The Committee may suspend, amend or terminate the Plan at any time, in its sole and absolute discretion: provided, however, that without prior approval of the shareholders, no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section XI), change the designation of the class of persons eligible to receive options, or materially increase the benefits accruing to participants under the Plan. Further, no amendment of the Plan may alter or impair any rights or obligations of any option previously granted without the consent of the recipient. The Plan provisions may not he amended more than once every six months, other than to comport with changes in the Code, ERISA, or the rules thereunder or Rule 16b-3 under the '34 Act.

XVIII.  NOTICE

Any notice to the Corporation under any of the provisions of this Plan shall be in writing, addressed to the Treasurer of the Corporation and shall become effective upon receipt.

XIX.  GOVERNING LAW

The Plan and all determinations made and actions taken pursuant hereto shall be governed solely by the internal laws of the State of Delaware and construed accordingly.

To Our Shareholders:

Overview

We began the year on a positive note by entering into an exclusive licensing arrangement with Bioaccelerate Holdings covering IoGen™ in April 2005. Under that arrangement, Bioaccelerate committed to fund the cost of the IoGen clinical effort. With that relationship in hand, we initiated a Phase III pivotal clinical trial evaluating IoGen for the treatment of cyclic mastalgia (pain and tenderness) associated with fibrocystic breast disease. To ensure that adequate resources were available for the clinical effort, Bioaccelerate was required to fund an escrow account. However, Bioaccelerate’s resource limitations hindered its ability to meet its financial obligations under the arrangement, and the lack of adequate resources delayed our ability to aggressive conduct the IoGen study. Because it is unclear whether Bioaccelerate will be able to meet its financial obligations, we are seeking alternatives which will allow us to dedicate the necessary resources to complete IoGen’s clinical development.

Recently, we announced our intention to enhance our business strategy by developing a family of safe, broad-spectrum antimicrobial products based on our proprietary free molecular iodine platform technology that will eradicate pathogens without drug resistance. With the increasing threat of the spread of multi-drug resistant “superbugs”, we anticipate that this new line of products will help eradicate these disease-causing pathogens. The new family of products represents a safe alternative to existing antibiotics which are suffering from ever decreasing effectiveness due to resistance. Our enhanced business strategy will focus on placing one new drug into clinical trials each of the next several years. The first new product in the antimicrobial family is Nasodine™, a proprietary formulation to eliminate Staphylococcus aureus (Staph) in the nasal cavity.

We plan to initiate clinical development in 2006 for our first new drug, Nasodine. Nasodine is designed to eliminate Staph, including drug-resistant Staph, like methicillin-resistant Staph (MRSA), in the nasal cavity. In America alone, every year about 2 million people acquire bacterial infections while in the hospital and approximately 90,000 of them die as a result, according to the Centers for Disease Control and Prevention in Atlanta. Staph is one of the key pathogens causing those infections, and subsequent deaths. While Staph is often found on human skin, one of its preferred habitats is the nasal cavity. Today, the only approved product to eliminate Staph in the nose is an antibiotic. Unfortunately, there is limited use of this product in the healthcare system because of the fear of resistance. Therefore, Staph-based infections continue to rise. Nasodine has the advantage that it can be used prophylacticly without fear of drug resistance. The need for Nasodine is real; it has been estimated that every patient hospitalized with a Staph infection cost the healthcare system about $14,000. In an ideal world, all at-risk patient populations and health care workers would utilize Nasodine to help eliminate the chance of infections. Some of the at-risk patient populations include HIV, surgical and hemodialysis patients. Symbollon believes the market opportunity for Nasodine could exceed $200 million annually.

Our business strategy is to build a strong, opportunistic pipeline of drugs based on our proprietary platform technology. Our healthcare system is under attack as antibiotics become increasingly ineffective in dealing with bacterial infections. We believe that our free molecular iodine technology can play a significant role in eradicating various types of infections based on its superior microbial characteristics. Our technology has the ability to safely kill all known forms of pathogens with no drug resistance. We estimate that these new products will address unsatisfied market opportunities worth billions of dollars. With the combination of our new family of antimicrobial products and IoGen, our treatment for fibrocystic breast disease in pivotal phase III clinical trials, we truly believe the future is bright for Symbollon, and its shareholders.

Financial Results

In 2005, Symbollon reported a net loss of $(645,973), or $(0.09) per share, compared with a net loss of $(2,647,108), or $(0.53) per share, in the prior year. The improving financial situation between such periods resulted primarily from increased research and development collaboration revenues related to our collaboration covering IoGen, decreased clinical development expenses related to the expensing of certain intangible assets acquired from Mimetix Inc. during 2004, decreased manufacturing cost associated with the production of clinical trial materials of IoGen, and variable accounting for certain stock options, partially offset by increased salaries and related employee costs and facility expenses previously allocated to manufacturing.

The Future

The continued confidence and support of our shareholders forms the backbone that allows us to pursue our goal of building a strong drug-development company with multiple promising compounds in clinical development. As always, we appreciate your involvement, and we remain focused on building your long term stock appreciation.

Sincerely,

\s\ Jack H. Kessler
                        \s\ Paul C. Desjourdy

Jack H. Kessler,     Paul C. Desjourdy,
Chairman of the Board,    Director, President,
Executive Vice President    Chief Executive Officer
and Chief Scientific Officer    and Chief Financial Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 10-KSB

(Mark One)

[ x ] ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
 ACT OF 1934 for the fiscal year ended December 31, 2005

OR

[ ] TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934 for the transition period from __________ to __________

Commission file number 0-22872

SYMBOLLON PHARMACEUTICALS, INC.
(Name of small business issuer in its charter)

Delaware (State of incorporation)	36-3463683 (I.R.S. employer identification no.)
37 Loring Drive Framingham, Massachusetts (Address of principal executive offices)	01702 (Zip Code)

 (508) 620-7676
(Issuer’s telephone number, including area code)

Securities registered under Section 12(b) of the Exchange Act:

None
(Title of class)

Securities registered under Section 12(g) of the Exchange Act:

Class A Common Stock, $.001 par value per share
(Title of class)

Check whether the issuer is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act. [ ]

Check whether the issuer: (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No __

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [X]

Indicate by check marks whether the registrant is a shell company (as define in Rule 12b-2 of the Exchange Act). Yes__ No _X_

The issuer's revenues for its most recent fiscal year (year ended December 31, 2005) were $449,627.

As of March 24, 2006, the aggregate market value of the voting and non-voting common equity of the issuer (consisting of Class A Common Stock, $.001 par value per share) held by non-affiliates of the issuer was approximately $9,099,909 based upon the closing price of such stock on that date.

As of March 24, 2006, 7,951,237 shares of Class A Common Stock of the issuer were outstanding.

DOCUMENTS INCORPORATED BY REFERENCE

Portions of the registrant's definitive Proxy Statement to be delivered to stockholders in connection with the Annual Meeting of Stockholders to be held on May 24, 2006 are incorporated by reference into Part III hereof. With the exception of the portions of such Proxy Statement expressly incorporated into this Annual Report on Form 10-KSB by reference, such Proxy Statement shall not be deemed filed as part of this Annual Report on Form 10-KSB.

Transitional Small Business Disclosure Format (check one): Yes ___ No _X_

Special Note Regarding Forward Looking Statements

In addition to the historical information contained herein, this Annual Report on Form 10-KSB contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to statements concerning plans, objectives, goals, strategies, prospects, financial needs, future performance and future costs and expenditures. Such statements may be identified or qualified, without limitation, by words such as "likely", "will", "suggests", "may", "would", "could", "should", "expects", "anticipates", "estimates", "plans", "projects", "believes", or similar expressions (and variants of such words or expressions). Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance, achievements and results may differ materially from those expressed, projected or suggested in the forward-looking statements due to certain risks and uncertainties, including, but not limited to, the risks and uncertainties described or discussed in the section "Risk Factors" in this Annual Report on Form 10-KSB. The forward-looking statements contained herein represent the Company's judgment as of the date of this Annual Report on Form 10-KSB, and the Company cautions readers not to place undue reliance on such statements.

PART I

Item 1. Description of Business

General Background

We are engaged in development and commercialization of proprietary iodine-based pharmaceutical agents and antimicrobials (collectively referred to as "applications"). Symbollon is a Delaware corporation incorporated in August 1993 and is the successor by merger to a Massachusetts corporation incorporated in May 1991, which was the successor by merger to an Illinois corporation, which was incorporated in July 1986. Following stockholder approval at the 2001 Annual Meeting of Stockholders, we changed our name from Symbollon Corporation to our current name.

The Company's Technology

Iodine has been shown to be a rapid acting, broad-spectrum antimicrobial and an effective therapeutic for certain pharmaceutical applications. We have developed proprietary iodine technology that Symbollon believes maximizes the “therapeutic index” of iodine. The “therapeutic index” of a drug is the ratio of the largest safe dose to the smallest effective dose. Our technology accomplishes this by controlling the ratio of molecular iodine (I2), to the other inactive species of iodine typically present in solution. We believe that this will enable us to produce iodine-based applications having advantages over currently available products.

Symbollon believes that our iodine-based technology has potential use in a number of product application areas. These applications can be grouped into women’s healthcare and infection control.

When used for infection control applications, we believe that the major strengths of our patented technology are the minimization of staining and color associated with traditional iodine products, broad spectrum of antimicrobial activity, rapidity of cidal activity, safe residues, no known resistance and no environmental disposal concerns. The primary weaknesses of our technologies are the inconvenience and cost of a multi-part delivery system and the potential for staining and corrosivity.

Concerning women’s healthcare, Symbollon believes that a relationship exists between iodine deficiency and the increased incidence of certain female health problems. These include some types of premenopausal breast cancer, fibrocystic breast disease (“FBD”) and endometriosis. We believe that the underlying causation of these problems relates to the monthly ovarian cycle and the proper functioning of the gonadotropic hormones.

2

Bovine Teat Sanitizer Product

During 1994, we co-developed a bovine teat sanitizer, marketed as “IodoZyme®”, with West Agro, Inc. of Kansas City, MO (“West Agro”), a subsidiary of the Tetra Laval Group and a leading manufacturer and distributor of iodophor-based products for dairy use. In January 1995, Symbollon and West Agro signed a marketing and supply agreement covering IodoZyme, and we began shipping IodoZyme to West Agro in early 1995. Pursuant to this agreement, West Agro was granted the exclusive worldwide right to market, distribute, promote and sell IodoZyme. Under the agreement, we manufacture and supply West Agro with IodoZyme in finished product form.

Total product sales for 2005 and 2004 from IodoZyme were $49,627 and $159,510, respectively. Our invoice terms are net 30 days. We had no orders for future delivery of IodoZyme at December 31, 2004. Net product sales by market are as follows:

Year ended December 31,	2005	2004

United States	$ 49,627	$ 120,010
United Kingdom	-	39,500

	$ 49,627	$ 159,510

In March 2005, West Agro informed Symbollon that it intends to place orders for approximately $90,000 of IodoZyme during 2005 and 2006 and that it plans to discontinue selling the product after the disposition of such finished goods inventory has been sold. At December 31, 2005, Symbollon had finished goods inventory of approximately $40,000.

Product Development

Since 2000, we have concentrated our product development work on the proposed product application for a treatment for fibrocystic breast disease. Symbollon spent approximately $716,000 and $1,470,000 on research and development during the years ended December 31, 2005 and 2004, respectively.

Given our limited financial resources, the uncertainty of the development effort and the necessity for regulatory approval, there can be no assurance of ultimate success with respect to any product development program or that resulting products, if any, will be commercially successful. Additionally, our limited resources will require substantial support for new business initiatives from corporate partners who would ultimately introduce the products into the marketplace.

Recent material developments in our ongoing programs are described below.

Women’s Healthcare

We have developed an oral dosage form of our technology which generates molecular iodine in situ in the stomach of the patient. We refer to this tablet as IoGen™. Based on the available scientific literature, we believe that IoGen may be effective in the prevention and treatment of certain female health problems, including some types of premenopausal breast cancer, FBD and endometriosis.

3

We have chosen to pursue a treatment for moderate to severe cyclic pain and tenderness (“mastalgia”) associated with FBD based, in part, on the published results covering previous independent third party testing conducted for this indication. Collectively, approximately 3,000 women afflicted with FBD have been orally administered various forms of iodine. The scientific literature includes data on over 1,500 of these women who were dosed with aqueous forms of iodine with reported clinical improvement in their symptoms occurring in 60% or greater of those women. In May 2004, we acquired certain asset from Mimetix, Inc., a privately held company, and other related parties, associated with their iodine development efforts in women’s healthcare for 550,000 shares of Symbollon’s Class A common stock. These assets include information on approximately 3,000 women with fibrocystic breast disease dosed with iodine, including the patient data from three clinical trials utilizing molecular iodine and the intellectual property covering their efforts, inclusive of eight issued US patents. We intend to submit the Mimetix patient data as part of our patient exposure requirement for IoGen.

FBD is a benign breast condition characterized by lumpiness, breast pain and tenderness. FBD affects approximately thirty-five percent of the women of childbearing age, which represents in the United States about 24 million women. It has been estimated that moderate to severe mastalgia occurs in approximately 11% of the women of childbearing age, or about 7.5 million women.

During 2000, Symbollon completed Phase I and Phase II trials evaluating IoGen. Since the completion of the Phase II trial, Symbollon has worked with the United States Food and Drug Administration (“FDA”) to reach an understanding concerning the remaining information that would be necessary for Symbollon to submit as part of its New Drug Application (“NDA”) covering Symbollon’s request for marketing approval of IoGen for the treatment of cyclic breast pain and tenderness (mastalgia) associated with FBD. The primary remaining activities required for the NDA include conducting two Phase III pivotal clinical trials, gathering exposure data on approximately 1,500 patients and conducting one two-year toxicity study in rodents.

In April 2005, Symbollon and Bioaccelerate Holdings, Inc. (“Bioaccelerate”) formed an exclusive worldwide licensing and co-marketing agreement for IoGen for the treatment of cyclic mastalgia associated with FBD. Under the terms of the agreement, Bioaccelerate is responsible for the development and commercialization expenses of IoGen through its wholly owned subsidiary, Amilar Pharmaceuticals, a specialty pharmaceutical company with development stage compounds in women’s health. Bioaccelerate has the primary responsibility for the commercialization of IoGen, and Symbollon will oversee the future clinical development efforts necessary to seek marketing approval for IoGen. The parties will share in any net profits upon commercialization. Pursuant to the agreement with Bioaccelerate, Bioaccelerate is required to fund an escrow account to cover the cost of the clinical development of IoGen. To date, Bioaccelerate has not funded the escrow account as required by the agreement. We have sent a notice of default to Bioaccelerate regarding its failure to establish and fund the escrow as required by the agreement. Unless Bioaccelerate cures the existing defaults, Symbollon may terminate the agreement at any time and receive back all rights to IoGen it licensed to Bioaccelerate in the agreement. Unless Bioaccelerate cures the existing defaults, Symbollon may terminate the agreement at any time and received back all rights to IoGen it licensed to Bioaccelerate in the agreement. However, Bioaccelerate has paid Symbollon directly $400,000 for clinical cost incurred in 2005 under the agreement.

During 2005, we began enrolling up to 175 subjects in a Phase III pivotal trial. The primary endpoint of the IoGen pivotal trial is a clinically significant reduction of the subject’s breast pain and tenderness using daily patient diaries. The secondary endpoint is a clinically significant reduction of the subject’s nodularity as measured by the physicians’ assessment. Symbollon estimates that enrollment of this Phase III trial will continue throughout 2006.

In 2006, we intend to start an open-label, single-center study that will focus on the treatment of women with proliferative benign breast disease with IoGen. Subjects will receive one 6.0 mg tablet of IoGen daily for one year. Scientific literature indicates that women with proliferative benign breast disease experienced an increased risk of breast cancer for up to 25 years. The response of the mammary gland to IoGen will be objectively evaluated using a PET tomography scanner. PET scan imaging will allow the physician to directly evaluate the effect of IoGen on the metabolic status of the proliferative benign breast tissue.

4

Other Potential Applications

We believe that our technology has potential applications in the development of a variety of human healthcare and other products such as dermatology, topical anti-infectives, oral care and hygiene products, wound care applications, and as a preventive for urinary tract infection. Given our limited resources, although certain preliminary research, development and regulatory activities may be undertaken by us in some of these potential product areas, our ability to fund the development and commercialization of such applications will depend in large part on entering into product development and commercialization agreements with corporate partners. During 2006, we intend to pursue clinical development of certain of these applications as resources allow.

Manufacturing and Supplies

The development and manufacture of our products are subject to good laboratory practices (“GLP”) and current good manufacturing practices (“cGMP”) requirements prescribed by the FDA and to other standards prescribed by the appropriate regulatory agency in the country of use. We currently produce IodoZyme in our Framingham facility. We have limited in-house manufacturing capacity, and if we continue to perform manufacturing activities in-house, additional manufacturing space and equipment may be necessary if capacity needs increase. See “Description of Property.”

We do not presently have FDA certified facilities capable of producing quantities of human pharmaceutical products required for clinical trials or commercial production. We will need to rely on collaborators, licensees or contract manufacturers to produce such materials. There can be no assurance that we will be able to obtain an adequate supply of our product from a third party manufacturer, or that if such a supply can be obtained, that it will comply with GLP and cGMP, as applicable.

We believe that there are adequate sources of the raw materials required for commercial production and testing purposes. We have been and expect to continue to be able to obtain all materials needed for these purposes without any significant interruption or sudden price increase, although there can be no assurance thereof.

Marketing and Distribution

In accordance with the marketing and supply agreement signed with West Agro, West Agro is marketing and distributing IodoZyme, and has agreed to market and distribute other potential cleaners, sanitizers and disinfectants covered by the agreement to dairy farms and dairy processing plants as Symbollon’s exclusive distributor. The principal market for IodoZyme is dairy farms. West Agro has indicated that it intends to stop selling IodoZyme after existing finished goods inventories are sold.

If we are able to develop any other products, we intend to market and distribute our potential products through others having pre-established marketing and distribution networks pursuant to contractual arrangements such as joint venture, licensing, distribution or similar collaborative agreements. The principal markets for the potential pharmaceutical and healthcare products include hospitals, medical offices, dental offices, dialysis centers, outpatient clinics and nursing homes.

Government Regulation

Our research and development activities and the production and marketing of our current and proposed products are subject to regulation by numerous governmental authorities in the United States and comparable state agencies. Foreign governments also regulate the development, production and marketing of products in their countries. The development, manufacturing and marketing of human pharmaceuticals are subject to regulation in the United States for safety and efficacy by the FDA in accordance with the Federal Food, Drug and Cosmetic Act. There can be no assurances that regulatory approvals or clearances will be obtained for any applications of our technology once developed, that if granted they will not be withdrawn or that other regulatory action might not have an adverse impact on the ability to market our proposed products.

5

In the United States, human pharmaceuticals are subject to rigorous FDA regulation including preclinical and clinical testing. The process of completing clinical trials and obtaining FDA approvals for a new drug is likely to take a number of years, requires the expenditure of substantial resources and is often subject to unanticipated delays. There can be no assurance that any proposed product will receive such approval on a timely basis, if at all.

The steps required before new products for use in humans may be marketed in the United States include (i) preclinical trials, (ii) submission to the FDA of an Investigational New Drug (“IND”) application, which must be approved before human clinical trials commence, (iii) adequate and well-controlled human clinical trials to establish the safety and efficacy of the product, (iv) submission of a New Drug Application (“NDA”) for a new drug to the FDA and (v) FDA approval of the NDA prior to any commercial sale or shipment of the product.

Preclinical tests include laboratory evaluation of product formulation, as well as animal studies (if an appropriate animal model is available) to assess the potential safety and efficacy of the product. Formulations must be manufactured according to cGMP and preclinical safety tests must be conducted by laboratories that comply with FDA regulations regarding GLP. The results of the preclinical tests are submitted to the FDA as part of an IND application and are reviewed by the FDA prior to the commencement of human clinical trials. There can be no assurance that submission of an IND application will result in FDA authorization to commence clinical trials. Clinical trials involve the administration of the investigational new drug to healthy volunteers and to patients under the supervision of a qualified principal investigator.

Clinical trials are typically conducted in three sequential phases, although the phases may overlap. In Phase I, the investigational new drug usually is administered to healthy human subjects and is tested for safety, dosage, tolerance, absorption, distribution, metabolism, excretion and pharmacokinetics. Phase II involves studies in a limited patient population to (i) determine the efficacy of the investigational new drug for specific indications, (ii) determine dosage tolerance and optimal dosage and (iii) identify possible adverse effects and safety risks. When an investigational new drug is found to be effective and to have an acceptable safety profile in Phase II evaluation, Phase III trials are undertaken to further evaluate clinical efficacy and to further test for safety within an expanded patient population at geographically dispersed clinical study sites. There can be no assurance that Phase I, Phase II or Phase III testing will be completed successfully within any specified time period, if at all, with respect to any of our proposed products subject to such testing. Furthermore, we or the FDA may suspend clinical trials at any time if the participants are being exposed to an unacceptable health risk. The FDA may deny an NDA if applicable regulatory criteria are not satisfied, require additional testing or information, or require post-marketing testing and surveillance to monitor the safety of our proposed products.

All data obtained from development programs are submitted as an NDA to the FDA and the corresponding agencies in other countries for review and approval. FDA approval of the NDA is required before marketing may begin in the United States. Although the FDA’s policy is to review priority applications within 180 days of their filing, in practice longer times may be required. The FDA frequently requests that additional information be submitted, requiring significant additional review time. Essentially, all our proposed products will be subject to demanding and time-consuming NDA or similar approval procedures in the countries where we intend to market our proposed products. These regulations define not only the form and content of the development of safety and efficacy data regarding the proposed product, but also impose specific requirements regarding manufacture of the proposed product, quality assurance, packaging, storage, documentation and record keeping, labeling and advertising and marketing procedures. Effective commercialization also requires inclusion of our proposed products in national, state, provincial or institutional formularies or cost reimbursement systems.

6

In addition to regulations enforced by the FDA, we also are subject to regulation under the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act, the Resource Conservation and Recovery Act and other present and potential future federal, state or local regulations. Our research and development involves the controlled use of hazardous materials and chemicals. Although we believe that our safety procedures for handling and disposing of such materials comply with the standards prescribed by state and federal regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, we could be held liable for any damages that result, and any such liability could exceed our resources.

In both domestic and foreign markets, our ability to commercialize our proposed product candidates will depend, in part, on the availability of reimbursement from third-party payers, such as government health administration authorities, private health insurers and other organizations. Third-party payers are increasingly challenging the price and cost-effectiveness of medical products. There can be no assurance that Symbollon-developed products will be considered cost effective. Significant uncertainty exists as to the reimbursement status of newly-approved medical products. Government and other third-party payers are increasingly attempting to contain medical costs by limiting both coverage and the level of reimbursement for new therapeutic products approved for marketing by the FDA and by refusing, in some cases, to provide coverage for uses of approved products for disease indications for which the FDA has not granted marketing approval. There can be no assurance that adequate third-party insurance coverage will be available for us to establish and maintain price levels sufficient for realization of an appropriate return on our investment in developing new therapies. If adequate coverage and reimbursement levels are not provided by government and third-party payers for uses of our proposed therapeutic products, the market acceptance of these products would be adversely affected.

There have been a number of federal and state proposals during the last few years to subject the pricing of pharmaceuticals to government control and to make other changes to the medical care system of the United States. It is uncertain what legislative proposals will be adopted or what actions federal, state or private payers for medical goods and services may take in response to any medical reform proposals or legislation. We cannot predict the effect medical reforms may have on our business, and no assurance can be given that any such reforms will not have a material adverse effect on us.

IodoZyme, the bovine teat dip manufactured by us, is subject to regulation by the FDA as an animal drug. Although a lengthy new animal drug application ("NADA") approval process is generally required prior to marketing an animal drug, under regulatory discretion afforded by the FDA, the agency does not currently require manufacturers of bovine teat sanitizers to undergo this process. The only current FDA requirements applicable to teat treatment manufacturers are compliance with the FDA's labeling, establishment registration, drug listing, and manufacturing requirements. We believe that we are in compliance with the current FDA requirements applicable to teat treatment manufacturers. However, in February 1993, the FDA issued draft guidelines setting forth the types of data necessary to demonstrate that a teat treatment is safe for the cow, effective and fulfills human food safety, manufacturing and environmental requirements. Testing of IodoZyme was not conducted in accordance with such guidelines. Future required compliance with these guidelines or other FDA requirements which may be adopted, the probability or scope of which cannot currently be ascertained by us, would have a significant adverse effect on the marketing of IodoZyme and, if a market for IodoZyme otherwise exists, on our results of operations. As disclosed above, West Agro has indicated that it intends to stop selling IodoZyme after existing finished goods inventories are sold.

7

Patents and Proprietary Rights

We consider patent protection of our iodine technology to be critical to our business prospects. We currently hold twenty-five patents in the United States relating to our technology. In addition, we hold patents and have filed a number of patent applications relating to our technology in foreign countries.

Listing of United States Patents

Patent Number	Title	Issue Date
4,816,255	“Treatment of Iodine Deficiency Breast Syndrome”	March 28, 1989
4,937,072	“In Situ Sporicidal Disinfectant”	June 26, 1990

4,996,146	“Rapid Sterilization Enzymatic Process with Persistence”	February 26, 1991

5,055,287	“Methods to Control Color During Disinfecting Peroxidase Reactions”	October 8, 1991
5,171,582	“Treatment of Iodine Deficiency Diseases”	December 15, 1992
5,227,161	“Method to Clean and Disinfect Pathogens on the Epidermis by Applying a Composition Containing Peroxidase, Iodide Compound and Surfactant”	July 13, 1993
5,250,304	“Treatment of Iodine Deficiency Diseases”	October 5, 1993
5,370,815	“Viscous Epidermal Cleaner and Disinfectant”	December 6, 1994
5,389,385	“Treatment of Iodine Deficiency Diseases”	February 14, 1995
5,419,902	“Method for Inactivating Pathogens”	May 30, 1995
5,589,198	“Treatment of Iodine Deficiency Diseases”	December 31, 1996
5,629,024	“Method of Forming an Iodine Based Germicide Composition”	May 13, 1997

5,639,481	“Method for the Therapeutic Treatment of a Mammalian Eye”	June 17, 1997

5,648,075	“Iodine Based Germicidal Composition”	July 15, 1997

5,772,971	“Iodine-Based Microbial Decontamination System”	June 30, 1998

5,849,291	“Ophthalmic Non-Irritating Iodine Medicament”	December 15, 1998

5,885,592	“Method & Pharmaceutical Compositions for Oral Administration of Molecular Iodine”	March 23, 1999
5,910,318	“Treatment of Iodine Deficiency Diseases”	June 8, 1999
5,955,101	“Dry Starch-Iodine Pharmaceutical Formulations”	September 21, 1999
5,962,029	“Iodine Germicides that Continuously Generate Free Molecular Iodine”	November 5, 1999
6,019,970	“Treatment of Iodine Deficiency Diseases”	February 1, 2000
Re 36,605	“Reissue of 08/963,900 Method to Clean and Disinfect Pathogens”	March 7, 2000
6,248,335	“Stabilized Oral Pharmaceutical Composition Containing Iodide and Iodate”	June 19, 2001
6,261,577	“Non-Staining Topical Iodine Composition”	July 17, 2001
6,432,426	“Non-Staining Topical Iodine Composition and Method”	August 13, 2002

Much of the know-how of importance to our technology and many of our processes are dependent upon the knowledge, experience and skills, which are not patentable, of key scientific and technical personnel. To protect our rights to and to maintain the confidentiality of trade secrets and proprietary information, we require employees, Scientific Advisory Board members, consultants and collaborators to execute confidentiality and invention assignment agreements upon commencement of a relationship with us. These agreements prohibit the disclosure of confidential information to anyone outside us and require disclosure and assignment to us of ideas, developments, discoveries and inventions made by such employees, advisors, consultants and collaborators while engaged by us. There can be no assurance, however, that these agreements will not be breached or that our trade secrets or proprietary information will not otherwise become known or developed independently by others. Also, to the extent that consultants or other third parties apply technological information independently developed by them or by others to our projects, disputes may arise as to the proprietary rights to such information which may not be resolved in our favor. We are required to pay royalties to a co-inventor on certain patents relating to our technology based on revenues received by us from sales of products falling within the scope of such patents.

Competition

Our proposed products and products incorporating our proposed products would compete with many other applications currently on the market. In addition, we are aware of other companies engaged in research and development of other novel approaches to applications in some or all of the markets identified by us as potential fields of application for our products. Many of our present and potential competitors have substantially greater financial and other resources and larger research and development staffs than we have. Many of these companies also have extensive experience in testing and applying for regulatory approvals. In addition, colleges, universities, government agencies, and public and private research organizations conduct research and are becoming more active in seeking patent protection and licensing arrangements to collect royalties for the use of technology that they have developed, some of which may be directly competitive with our applications.

We are aware of a few companies that are or plan to develop drugs to treat FBD. Ascend Therapeutics, Herndon, Virginia, has completed phase II clinical trials using a selective estrogen receptor modulator to treat breast pain. FemmePharma, Inc., Wayne, Pennsylvania, is in preclinical testing evaluating a treatment for FBD. One other company, Mimetix Inc., has conducted human clinical trials in the United States and Canada utilizing an iodine-based compound for the treatment of FBD. We have purchased all of Mimetix’s assets, including their patient data and intellectual property, related to their iodine-based compound for the treatment of FBD. If any company receives marketing approval for its drug compound before we do, it could adversely affect our ability to receive marketing approval, or if approved, our ability to sell our product.

The bovine teat sanitizer market is currently dominated by iodophor products, which generally compete on the basis of price and the ratio of microbial killing power to total iodine. We believe that IodoZyme competes on the basis of its superior convenience and high ratio of killing power to total iodine. Additionally, IodoZyme, manufactured by us and sold by West Agro, competes directly with products currently being manufactured and sold by West Agro. As disclosed above, West Agro has indicated that it intends to stop selling IodoZyme after existing finished goods inventories are sold.

Employees

On December 30, 2005, our two officers resigned from their employment with us in order to avail themselves of their contractual rights to limit Symbollon’s recourse to collect certain promissory notes to the stock pledged. On December 30, 2005, the two officers returned their pledged stock and the promissory notes were cancelled. Therefore, as of December 31, 2005, we had one full-time employee. On January 3, 2006, we rehired our two officers to full-time employment. We have relationships with and from time to time engage the services of university professors and other qualified consultants to assist us in technological research and development. None of our employees are currently represented by a labor union. Management considers its employee relations to be good. We believe that our future success is dependent to a significant degree on our being able to continue to attract and retain skilled personnel.

Executive Officers

The Company's executive officers are:

Name	Age	Position with the Company

Paul C. Desjourdy	44	President, Chief Executive Officer,
		Chief Financial Officer, General
		Counsel, Treasurer and Director

Jack H. Kessler, Ph.D.	55	Executive Vice President, Chief
		Scientific Officer, Secretary and
		Chairman of the Board of Directors

Certain biographical information regarding each executive officer of the Company is set forth below:

Paul C. Desjourdy has served as Chief Executive Officer since June 2005, as President and General Counsel since December 1999, as Chief Financial Officer since July 1996, as Treasurer from May 1994, and as a director since August 1996. He held the titles of Chief Operating Officer from December 1999 to June 2005, Executive Vice President from July 1996 to December 1999, and Vice-President - Finance and Administration of the Company from September 1993 to June 1996. From September 1989 to September 1993, Mr. Desjourdy, a certified public accountant, was an attorney at the law firm of Choate Hall & Stewart.

Jack H. Kessler, Ph.D., is the founder of the Company and has served as Executive Vice President since June 2005, as Chief Scientific Officer, Secretary, and a director since the Company's move to Massachusetts in May 1991, and as Chairman of the Board of Directors since May 1996. Dr. Kessler held the title of Chief Executive Officer from December 1999 to June 2005, Executive Vice-President of the Company from May 1991 to December 1999, and from the Company’s formation in Illinois in 1986 until 1991 Dr. Kessler was the Company's sole stockholder and served as its sole officer and director. From January 1990 until May 1991, he served as principal systems engineer for Kollsman Manufacturing Company, a diagnostic instrument design and manufacturing company.

As previously reported on the Form 8-K filed on January 6, 2006, on December 30, 2005 Messrs. Desjourdy and Kessler resigned from their employment with Symbollon. On January 3, 2006, the Company entered into new employment agreements with them pursuant to which they were restored to their executive positions.

Officers are elected annually and serve at the discretion of the Board of Directors.

Risk Factors

The following important factors, among others, could cause our performance, achievements and results to differ materially from those we express or suggest in forward-looking statements in this report or in other materials from time to time. Stockholders and prospective investors should carefully consider these risk factors when deciding whether to invest in or hold our common stock.

RISKS ABOUT OUR BUSINESS

Our ability to continue as a “going concern” is uncertain

Our financial statements have been prepared on the assumption that we will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Report of the Registered Independent Accountants included herein contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern. The notes to our financial statements addressed management’s plans to address our ability to continue as a going concern. We cannot assure you that our business plans will be successful in addressing these issues. If we cannot successfully continue as a going concern, our stockholders may lose their entire investment in our common stock. Our ability to obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We expect to incur additional losses in the future that will require us to raise funding

We have incurred a cumulative operating loss of $12,811,751 through December 31, 2005. Our losses have resulted principally from costs incurred in research and development activities related to our efforts to develop IodoZyme, IoGen and other potential product formulations, and from the associated administrative and patent costs. We expect to incur additional operating losses over the next several years and expect cumulative losses to increase. In the next few years, we do not anticipate generating material revenues.

Based on the current status of our development efforts, we will not receive revenues or royalties from commercial sales of our drugs under development for a significant number of years, if at all. For at least the next few years, we do not expect any revenues from products currently in development. We will therefore need to raise additional funding or enter into development relationships with corporate partners to sustain our operations. If we fail to achieve profitable operations, raise additional funding to cover losses, or enter into new corporate partner relationships, we will not be able to sustain operations.

Sales from our only product will cease as our marketing partner has decided to discontinue offering it for sale

Our only source of product revenue is from a licensing relationship with West Agro, Inc. covering IodoZyme. They have decided to terminate their collaboration with us. West Agro has indicated that they plan to place orders for our remaining finished goods inventory of approximately $40,000 in 2006 and cease selling IodoZyme after such finished goods inventory has been sold.

We could go out of business and you may lose your investment if we are unable to commercialize a new product

Since our inception, we have engaged in limited business activities attempting to develop products based on our technology. To date, we have only commercialized one product, IodoZyme. IodoZyme sales have not been significant enough to support our operations and will be ceasing shortly. The development of our other product opportunities will require further capital investments, development and regulatory approvals. We may be faced with problems, delays, expenses and difficulties, which are typically encountered by companies in an early stage of development, many of which may be beyond our control. These include, but are not limited to, unanticipated problems and costs related to development, regulatory compliance, production, marketing, economic and political factors and competition. If we are not able to commercialize a new product, we could go out of business and you may lose your investment.

If our corporate partner, Bioaccelerate, continues to have financial difficulty and we are not able to enter into a new corporate licensing relationship covering IoGen, it will be difficult to commercialize IoGen

We estimate that the cost to complete the development of IoGen will be approximately $12 million. We entered into a corporate licensing relationship with Bioaccelerate to help fund the commercialization of IoGen. Because of Bioacclerate’s continuing financial difficulties, they have not been able to fund an escrow account which would provide the necessary resources to complete the ongoing Phase III clinical trial for IoGen. We have sent a notice of default to Bioaccelerate regarding its failure to establish and fund the escrow as required by their agreement. Unless Bioaccelerate cures the existing defaults, Symbollon may terminate the agreement at any time and receive back all rights to IoGen it licensed to Bioaccelerate in the agreement. Without Bioaccelerate’s financial assistance, we do not have enough resources to support further clinical development of IoGen. Based on the present price and trading volume of our stock, it will be difficult for us to raise the additional capital to fund the development of IoGen which was to have been provided by Bioaccelerate. Given the large amount of resources required to complete the clinical development of IoGen, we will need to enter into a new licensing relationship to commercialize IoGen if Bioaccelerate is not able to meet its financial obligations under its licensing agreement.

We have limited data that IoGen will effectively treat fibrocystic breast disease

We did not conduct any animal or human studies to evaluate the potential effectiveness of IoGen before launching the Phase II trial. The Phase II clinical trial that we completed in 2000 generated the first data regarding the effectiveness of IoGen. The primary purpose of the Phase II trial was to evaluate the safety of IoGen. We believe that the Phase II data concerning the drug’s effectiveness indicate that IoGen can successfully treat cyclic pain and tenderness associated with fibrocystic breast, but we need to establish IoGen’s effectiveness in two well-controlled phase III clinical trials. We estimate that our investment in the IoGen development program has exceeded $5 million. We expensed these development costs as incurred. We do not have the necessary resources to fund further clinical trials for IoGen. If we are not able to secure the necessary resources from Bioaccelerate or by entering into another relationship with a corporate partner, our financial situation may force us to discontinue the IoGen development program.

If Bioaccelerate cannot meet its financial obligations or we cannot raise additional funds, then we will have to limit or cease our future activities

We have adequate cash resources to continue our base operations through the end of the second quarter of 2006. However, we do not have sufficient resources to pay for the ongoing IoGen Phase III clinical trial or any other remaining development activities required to commercialize IoGen. Bioaccelerate’s current financial situation limits their ability to meet its financial obligations to pay for the clinical development of IoGen. We will require substantial additional funds if Bioaccelerate cannot pay for the ongoing clinical development of IoGen or we decide to pursue the development of additional products. We currently estimate that approximately $12 million will be required over the next three years to complete the clinical development of IoGen.

We intend to seek additional funds for such future product development through public or private financing or collaborative or other arrangements with corporate partners. We believe that before we can enter into any significant new relationships, we will have to generate clinical results on our potential drugs. Our limited financial resources may require us to finance the cost of generating these results. We have had difficulty raising funds. During 2004, we attempted to raise approximately $2 million. We were only able to raise approximately $830,000. During 2005, Symbollon sold 1,642,795 shares of Class A Common Stock for gross proceeds of $853,957 (aggregate net proceeds were $800,585) in an offering exclusively to foreign investors pursuant to Regulation S offering.

Our common stock was delisted from the Nasdaq SmallCap market in December 2002. Our common stock is currently traded on the OTC Bulletin Board, is thinly traded, and is subject to the “penny stock rules.” There is very little market support for our common stock. So long as these conditions exist, future financings will continue to be difficult. This could impact the terms and conditions upon which we are able to sell securities and raise funds. In light of the lack of support for our common stock price, any funds raised through equity financing would likely be at below market and dilutive to our existing stockholders. If adequate funds are not available when needed, we would be forced to limit the scope of our development or perhaps cease operations. We cannot assure you that we will be able to raise the necessary financing on acceptable terms, or at all, or succeed in entering into a successful corporate partnering relationship. As indicated above, our registered independent accountant’s report on our financial statements includes a “going concern” qualification.

We lack the resources to conduct the necessary clinical trials required prior to commercial sales of our potential drugs

Any drug candidates we develop will require significant additional research and development efforts, including extensive preclinical (animal and in vitro data) and clinical testing and regulatory approval, prior to commercial sale. Our only active drug development effort is IoGen. Bioaccelerate is obligated to pay for all future clinical trials concerning IoGen for the breast pain indications. Our ability to conduct the necessary clinical trials for IoGen for the indication of breast pain depends on Bioaccelerate’s financial situation or our generating the resources required to pay for this from future revenues, financings or licensing or collaboration relationships. We may not be able to generate the necessary financial resources or enter into the necessary relationships.

We may lose control over development and commercialization of drugs after we license them

A key element of our strategy has been to fund most of our product development programs through collaborative agreements with larger pharmaceutical companies. As part of these licensing relationships we may have to grant to the other party control over the development and commercialization process. For example, a potential corporate partner may be responsible for:

•	conducting preclinical and clinical trials;
•	obtaining required regulatory approvals of drug candidates;
•	manufacturing any resulting products; and
•	commercializing any resulting products.

The potential corporate partner may not be obligated to develop or commercialize any drug candidates under the collaboration. The potential corporate partner alone could control the amount and timing of resources dedicated by it to the program. Accordingly, the potential corporate partner would control the development program. Moreover, the potential corporate partner may view certain drug candidates developed utilizing Symbollon’s technology as competitive with its own drugs or drug candidates. Accordingly, the potential corporate partner may develop its existing or alternative technologies in preference to the drug candidates based on our technology. In addition, the potential corporate partner may have the right to terminate the relationship at any time. Without the involvement of a corporate partner, our limited resources would severely hamper our ability to develop a product.

Pursuant to our licensing and co-marketing agreement with Bioaccelerate they have responsibility for all cost necessary to complete the clinical development and commercialization of IoGen for the treatment of breast pain (though as stated above, Bioaccelerate has not been able to meet its financial obligations to us). While we are overseeing the clinical development activities, the parties must jointly agree on the clinical activities to be undertaken.

If a competitive drug is marketed to treat fibrocystic breast disease prior to IoGen, then the potential market opportunity for IoGen will be adversely affected

The only drug approved by the FDA for the treatment of fibrocystic breast disease is danazol, a masculinizing hormone. We are aware of a few companies developing drugs for the treatment of fibrocystic breast disease. If any of these competitors receive marketing approval for their drug compounds before we do, they may achieve a significant competitive advantage by being first to market and through certain marketing exclusivity rights, which could extend up to seven years. This would delay our ability to receive marketing approval.

If the FDA does not allow us to use the Mimetix patient data, then the cost of the IoGen clinical development will increase significantly

The FDA has informed us that prior to filing for marketing approval for IoGen, we must successfully complete two Phase III efficacy trials, one two-year toxicity study in rodents and dose approximately 1,500 patients. We currently estimate that approximately $12 million will be required over the next three years to complete the clinical development of IoGen. This estimate assumes that we will be able to submit to FDA certain patient data we obtained from Mimetix, Inc. If FDA does not accept the Mimetix patient data, then the cost of the IoGen clinical development will significantly increase to approximately $20 million. This would also delay our ability to receive marketing approval.

We may be sued for product liability in the future and our liability insurance may not be adequate to cover the situation

We may be held liable if any product we develop in the future, or any product which is made with the use of any of our technologies, causes injury or is found otherwise defective during product testing, manufacturing, marketing or sale. Although we have product liability insurance, we may not have insurance coverage sufficient in amount and scope against potential liabilities or the claims may be excluded from coverage under the terms of the policy. Our liability could exceed our total assets. Further, product liability insurance is becoming increasingly expensive. As a result, we may not be able to obtain sufficient amounts of insurance coverage, obtain additional insurance when needed, or obtain insurance at a reasonable cost, which could prevent or inhibit the commercialization of our products or technology. Any claims against us, regardless of their merit or eventual outcome, could have a serious and adverse effect upon our business.

Teat dips could become subject to FDA marketing clearance that could affect our ability to market IodoZyme or any other teat dip product

Teat sanitizers, although considered animal drugs by the FDA, do not currently require clearance by the FDA prior to marketing. The FDA, however, issued draft guidelines in 1993 governing teat dips and it is possible that if such guidelines are adopted that IodoZyme or any other teat dip product sold by us in the future will require clearance by the FDA in the future. Required compliance with these guidelines or other FDA requirements which may be adopted, would have a significant adverse effect on the marketing of IodoZyme (assuming we are able to continue marketing it without West Agro) or any other teat dip product sold by us in the future.

We have no marketing experience within our company

Although we have no present plans to do so, we may, in the future, determine to directly market certain of our proposed products. We have no marketing experience and significant additional capital expenditures and management resources would be required to develop a direct sales force. In the event we elect to engage in direct marketing activities, we might have difficulty obtaining the requisite funds or attracting and retaining the human resources necessary to successfully market any products.

We depend on two of our employees for our future success; the loss of either of them could adversely effect our ability to succeed

Our success depends to a significant extent on the performance and continued service of two of our employees, our Chief Executive Officer, President and Chief Financial Officer, Mr. Paul C. Desjourdy and our Chief Scientific Officer, Jack H. Kessler, Ph.D. The loss of the services of either of our senior officers would disrupt our operations and would adversely effect our efforts to commercialize new products while we worked to replace those employees. We do not maintain "key man" life insurance on any of our employees. As a result, if any of our key employees were to die or become unable to provide services for us, our operations would be disrupted and we would have no means of recovering any resulting losses.

Because our iodine-based products may stain or corrode some surfaces, potential applications for our products may not be possible

An important aspect of our present and future product candidates is that they must be compatible with the surfaces with which they come into contact. We have ceased efforts to develop products that clean germs from certain medical and dental instruments as a result of staining and corrosion caused by the required concentrations of iodine in the formulations. We continue to investigate the balance between the level of efficacy and the need to avoid staining and corrosion. For any proposed product application, staining or corrosion from a product candidate could be sufficient to limit or forestall regulatory approval or, if approved, could adversely affect market acceptance of such product. We might not be successful in overcoming these staining and corrosion problems.

Our use of hazardous materials in our development and commercial efforts exposes us to material potential liability

Our manufacturing and development activities involve the controlled use and shipment of hazardous chemicals and other materials. Although we believe that our safety procedures for handling, shipping and disposing of such materials comply with the standards prescribed by federal, state and local regulations, we cannot completely eliminate the risk of accidental contamination or injury from these materials. In the event of such an accident, we could be held liable for any damages that result and any such liability could exceed our resources. There can be no assurance that current or future environmental or transportation laws, rules, regulations or policies will not have a material adverse effect on us.

We may never receive a benefit from our net operating losses

We have not recognized any benefit from the future use of existing NOL carryforwards. We have not recognized any such benefit because our evaluation of all the available evidence does not indicate that it is more likely than not that we will generate sufficient future taxable income to realize such benefit. We had federal income tax NOL carryforwards of approximately $12.3 million at December 31, 2005. Our NOL carryforwards will begin to terminate in 2008 to the extent they have not been used to reduce taxable income prior to such time. Our ability to use our NOL carryforwards to reduce taxable income is dependent upon, among other things, our not experiencing an "ownership change" of more than 50 percent during any three-year testing period as defined in the Internal Revenue Code. While we have not made the necessary determination, we likely have experienced an ownership change in the past, and, if not, could very likely experience an ownership change from future sales of our securities. If we have, or if we do, experience an ownership change of more than 50 percent as defined in the Internal Revenue Code, it could substantially limit the availability of our NOL carryforwards.

RISKS RELATED TO OUR STOCK

"Penny Stock" rules may make buying or selling our securities difficult

Trading in our securities is subject to the SEC's "penny stock" rules and it is anticipated that trading in our securities will continue to be subject to the penny stock rules for the foreseeable future. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

Our securities have been thinly traded on the over-the-counter bulletin board, which may not provide liquidity for our investors

Our securities are quoted on the Over-the-Counter Bulletin Board. The Over-the-Counter Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASDAQ Stock Market or national or regional exchanges. Securities traded on the Over-the-Counter Bulletin Board are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The Securities and Exchange Commission's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the Over-the-Counter Bulletin Board. Quotes for stocks included on the Over-the-Counter Bulletin Board are not listed in newspapers. Therefore, prices for securities traded solely on the Over-the-Counter Bulletin Board may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price.

Investors must contact a broker-dealer to trade over-the-counter bulletin board securities. As a result, you may not be able to buy or sell our securities at the times that you may wish

Even though our securities are quoted on the Over-the-Counter Bulletin Board, the Over-the-Counter Bulletin Board may not permit our investors to sell securities when and in the manner that they wish. Because there are no automated systems for negotiating trades on the Over-the-Counter Bulletin Board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders (an order to buy or sell a specific number of shares at the current market price) it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

We do not intend to pay dividends in the foreseeable future, therefore, you may never see a return on your investment

We do not anticipate the payment of cash dividends on our common stock in the foreseeable future. We anticipate that any profits from our operations will be devoted to our future operations. Any decision to pay dividends will depend upon our profitability at the time, cash available and other factors. Therefore, our stockholders may never see a return on their investment.

We may sell additional shares in the future, which could cause the price of our securities to decline

We currently have 93,750,000 shares of Class A Common Stock, 1,250,000 shares of Class B Common Stock and 5,000,000 shares of preferred stock authorized. According, we have substantial amounts of authorized but unissued capital stock. Our Certificate of Incorporation, as amended, and applicable provisions of Delaware law provide that we may issue authorized capital stock at the approval of our Board of Directors, and no stockholder vote or other form of stockholder approval is required for us to issue such capital stock. Consequently, we could issue shares of either class of our common stock or our preferred stock in connection with future financings or acquisitions or in conjunction with equity compensation arrangements. The offering prices in connection with those future issuances could be less than the current sales prices of our securities. Any future issuances of any of our securities could cause the trading price of our securities to decline.

We may sell additional shares in the future, which may cause existing stockholders significant dilution

The sale of shares to fund future operations and continued clinical development of our proposed products will have a dilutive impact on our stockholders. As a result, our net income per share, if any, could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price at the time we sell additional shares, the more shares we will have to issue. If our stock price decreases, then our existing stockholders would experience greater dilution.

Resales of our shares could adversely affect the market price for our stock

A substantial number of shares issued in our 2004 private placement and the Mimetix transaction are currently eligible for resale under a resale registration statement for these shareholders. Also, a substantial number of shares issued in our 2005 Regulation S offering will be eligible for resale during 2006 under Rule 144 (under which, in the case of Symbollon, generally a person who has beneficially owned for at least one year shares acquired in a non-public transaction, or a person who may be deemed to be an affiliate of Symbollon, is entitled to sell within any 3-month period a number of shares that does not exceed 1% of the then outstanding shares of common stock; and after two years non-affiliates can freely re-sell). If we are able to sell additional shares to meet our pressing need for financing, these purchasers would likely also receive registration rights. A resale registration statement might also include substantial numbers of shares held by our affiliates, including our executive officers. Resales of substantial numbers of shares (including shares purchased at less than current market prices) pursuant to any such resale registration statement or even under Rule 144 could adversely affect the market price for our common stock.

Item 2. Description of Property

We lease approximately 5,400 square feet of office, research and development and manufacturing space in Framingham, Massachusetts for a current base annual rental of approximately $38,000 increasing $0.25 per square foot each year effective September 1. The lease expires on August 31, 2007. As of December 31, 2005, future minimum payments under our non-cancellable operating lease total $67,000. We believe that this space is suitable and adequate for our current needs.

Item 3. Legal Proceedings

We are not a party to any legal proceedings.

Item 4. Submission of Matters to a Vote of Security Holders

No matters were submitted to a vote of security holders during the quarter ended December 31, 2005.

PART II

Item 5. Market for Common Equity, Related Stockholder Matters and Small Business Issuer Purchases of Equity Securities

(a) Price Range of Securities

Our Class A Common Stock has traded on the OTC Bulletin Board under the symbol “SYMBA.” There can be no assurance that we will continue to be traded on the OTC Bulletin Board. The following sets forth the high and low sales prices for the Class A Common Stock for each of the quarterly periods during fiscal 2005 and 2004, as reported by the OTC Bulletin Board.

	Fiscal 2005		Fiscal 2004
	High	Low	High	Low

First quarter	$ 1.70	$ 0.95	$ 5.00	$ 0.17
Second quarter	1.95	1.15	2.25	1.10
Third quarter	1.80	0.80	2.45	1.01
Fourth quarter	1.58	0.65	2.00	1.10

There are no outstanding shares of our Class B Common Stock.

(b) Approximate Number of Equity Security Holders

Based upon information supplied by our transfer agent, we believe that there were over 300 record holders of our Class A Common Stock as of March 30, 2006. Based upon information supplied by our transfer agent, we believe that the number of beneficial holders of the Company's Class A Common Stock as of March 30, 2006 is in excess of 700.

(c) Dividends

We have never paid a cash dividend on any class of our common stock and anticipate that for the foreseeable future any earnings will be retained for use in our business and, accordingly, do not anticipate the payment of cash dividends.

(d) Recent Sales of Unregistered Securities

On December 1, 2004, we entered into a services agreement with Dr. Bernard A. Eskin. In accordance with the services agreement, and as consideration for the services provided by Dr. Eskin, we issued 5,000 shares of Class A common stock on December 1, 2005. The shares were issued pursuant to the exemption afforded by Section 4(2) of the Securities Act of 1933.

From December 2005 through March 2006, we issued 615,461 shares of Class A common stock and a like number of warrants for $332,775 in cash and $67,275 in prepaid consulting services upon exercise of warrants. The new warrants entitle the holder thereof to purchase from September 1, 2006 up to February 28, 2009 a share of Class A common stock at a price of sixty-five cents ($0.65) per share. The shares were issued pursuant to the exemption afforded by Section 4(2) of the Securities Act of 1933.

Item 6. Management's Discussion and Analysis or Plan of Operation

The following discussion contains forward-looking statements which involve risks and uncertainties. See “Special Note Regarding Forward Looking Statements” and “Risk Factors” above in this Annual Report on Form 10-KSB.

Overview

We are a specialty pharmaceutical company. We have a formulation iodine-based proprietary technology that has potential product applications in the areas of infection control and women’s healthcare. In 1995, we launched our first commercial product, IodoZyme. Through December 31, 2005, it has generated approximately $2.8 million in sales. IodoZyme is being discontinued by our marketing partner.

Since 2000, we have concentrated our product development efforts on the proposed product application for the treatment of fibrocystic breast disease. We believe we have adequate cash reserves to continue base operations through the second quarter of 2006. In order for us to continue the clinical development of IoGen, Bioaccelerate, our corporate partner for IoGen, must be able to meet its financial obligations under its licensing and co-marketing agrrement and we must raise additional resources. If Bioaccelerate cannot pay for the clinical development of IoGen and we cannot secure additional resources before existing resources are exhausted, we will have to curtail, or perhaps cease, operations.

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of our company as a going concern. We had net losses of $645,973 and $2,647,108 and negative cash flows from operations of $898,465 and $805,108 for the years ended December 31, 2005 and 2004, respectively. At December 31, 2005, we had an accumulated deficit of $12,811,751 and working capital of $436,950. These factors raise substantial doubt as to our ability to continue as a going concern.

The application of the going concern concept is dependent upon our ability to receive continued financial support from our creditors, stockholders and external investors and the financial ability of our IoGen corporate partner to help complete the development and commercialization of IoGen. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern and, therefore, be required to realize our assets and discharge our liabilities in other than the normal course of operations. Management plans to obtain equity and debt financing from external investors and to actively pursue a new partner to help complete the development and commercialization of IoGen if our present partner is not able to meet its financial obligations to pay for IoGen’s clinical development.

    Management believes the plan described above will be sufficient to meet our liabilities and commitments as they become payable over the next twelve months. There can be no assurance that management's plan will be successful. Failure to obtain the support of additional external investors to finance our operations will cause us to curtail operations and impair our ability to continue as a going concern.

Critical Accounting Policies and Estimates

The following is a discussion of the more significant accounting policies and methods we use.

Estimates - The financial statements are prepared in accordance with accounting principles generally accepted in the U.S., which require us to make estimates and assumptions. On an on-going basis, we evaluate our estimates related to the useful lives of fixed and intangible assets. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

Revenue recognition - The Company recognizes revenue from its product sales and corporate partnerships in accordance with SEC Staff Accounting Bulletin No. 104, “Revenue Recognition.” Under these guidelines, revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred or services rendered, the price is fixed or determinable and payment is reasonably assured. As discussed further below, the Company has assessed collectibility under the Bioaccelerate arrangement as being uncertain and recognized revenue upon cash receipt.

Research and Development Expenses - Research and development expenses are expensed as incurred.

Long-lived assets - Long-lived assets, such as intangible assets and property and equipment are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. When any such impairment exists, the related assets are written down to fair value.

Results of Operations

Fiscal 2005 versus Fiscal 2004

Symbollon's net loss in fiscal 2005 was $645,973, reflecting a decrease of $2,001,135 or 75.6% from a net loss of $2,647,108 in fiscal 2004. This decreased loss resulted primarily from decreased clinical development expenses related to the expensing of certain intangible assets acquired from Mimetix Inc. and manufacturing costs associated with the production of clinical trial materials of IoGen, variable accounting for certain stock options, and increased research and development collaboration revenues from our IoGen corporate partner, partially offset by increased salaries and related employee expenses and facility expenses previously allocated to manufacturing.

Product revenues from sales of IodoZyme (our bovine teat sanitizer) decreased by $109,883 or 68.9% from $159,510 in fiscal 2004 to $49,627 in fiscal 2005. The decreased revenues resulted primarily from significantly decreased demand for IodoZyme. In March 2005, West Agro informed Symbollon that it plans to discontinue selling the product after the disposition of the remaining finished goods inventory. At December 31, 2005, finished goods inventory was approximately $40,000.

In April 2005, Symbollon and Bioaccelerate formed an exclusive worldwide licensing and co-marketing agreement for IoGen for the treatment of cyclic mastalgia associated with FBD. Under the terms of the agreement, Bioaccelerate is responsible for the development and commercialization expenses of IoGen. Pursuant to the agreement with Bioaccelerate, Bioaccelerate is required to fund an escrow account to cover the cost of the clinical development of IoGen. To date, Bioaccelerate has not funded the escrow account as required by the agreement. The Company has sent a notice of default to Bioaccelerate regarding its failure to establish and fund the escrow as required by the agreement. However, Bioaccelerate has paid Symbollon directly $400,000 for clinical cost incurred in 2005 under the agreement. Due to uncertainty concerning collectibility, the Company now recognizes revenue under this arrangement as cash is collected. As of December 31, 2005, the Company has incurred costs of $84,583 that are eligible for reimbursement, for which the Company has not recognized revenue.

Cost of goods sold for IodoZyme decreased by $93,651 or 65.9% from $142,110 in fiscal 2004 to $48,459 in fiscal 2005. The gross profit margin on product sales decreased from 10.9% in fiscal 2004 to 2.4% in fiscal 2005. The decreased profit margin resulted primarily from the writedown of finished goods to resale value.

Research and development expenses decreased by $753,808 or 51.3% from $1,470,046 in fiscal 2004 to $716,238 in fiscal 2005. The decrease resulted primarily from decreased clinical development expenses related to the expensing of $935,000 for clinical trial data acquired from Mimetix and manufacturing cost of approximately $161,000 associated with the production of clinical trial materials for the IoGen program, partially offset by increased cost associated with our ongoing Phase III clinical trial. As we continue the clinical development of IoGen and other compounds, we anticipate that our research and development expenses will increase.

General and administrative expenses increased by $28,325 or 4.7% from $605,409 in fiscal 2004 to $633,734 in fiscal 2005. The increase resulted primarily from increased salaries and related expenses. We anticipate that general and administrative expenses in 2006 will increase slightly based on anticipated increases in salaries and consulting services.

As a result of our repricing of stock options in November 2003, some of our outstanding stock options are subject to variable plan accounting which requires us to measure the intrinsic value of the repriced options through the earlier of the date of exercise, cancellation or expiration at each reporting date. Operating results for fiscal 2005 include a credit of $296,749 as a result of changes in the intrinsic value of these options, compared to an expense of $593,749 for fiscal 2004. We expect that compensation charges and credits may occur in the future based upon changes in the fair value of our stock options.

The Company’s interest income increased by $1,386 or 29.5% from $4,696 in fiscal 2004 to $6,082 in fiscal 2005. This increase resulted from an increase in interest rates throughout 2005.

Financial Condition, Liquidity and Capital Resources

    We have funded our activities primarily through proceeds from private and public placements of equity securities. During 1999, we sold 836,685 shares of common stock, together with warrants for a like number of shares, in a private placement, realizing net proceeds of approximately $1,356,000. During 2000, we received net proceeds of approximately $1,761,000 from the exercise of 586,910 warrants issued as part of the 1999 private placement. During 2004, we sold 1,261,692 shares of common stock, together with 630,846 warrants, in a private placement, for net proceeds of approximately $634,000 in cash and approximately $186,000 in prepaid services for manufacturing, consulting and clinical trial expenses. During 2005, Symbollon sold 1,642,795 shares of Class A Common Stock for gross proceeds of $853,957 (aggregate net proceeds were $800,585) in an ongoing offering exclusively to foreign investors pursuant to Regulation S offering. From December 2005 through March 2006, we issued 615,461 shares of Class A common stock and a like number of warrants for $332,775 in cash and $67,275 in prepaid consulting services upon exercise of warrants.

    During 2005, we continued to incur operating losses and have incurred a cumulative loss through December 31, 2005 of $12,811,751. As of December 31, 2005, we had working capital of $436,950. We believe that we have the necessary liquidity and capital resources to sustain planned operations through the second quarter of 2006. On April 12, 2005, Symbollon entered into an exclusive worldwide licensing and co-marketing agreement covering the use of IoGen for the treatment of cyclic pain and tenderness in humans with Bioaccelerate Holdings Inc. Under the terms of the agreement, Bioaccelerate is responsible for the development and commercialization expenses of IoGen. With the execution of the licensing agreement, we initiated a Phase III clinical trial for IoGen. Pursuant to the agreement with Bioaccelerate, Bioaccelerate is required to fund an escrow account to cover the cost of the clinical development of IoGen. We have sent a notice of default to Bioaccelerate regarding its failure to establish and fund the escrow as required by the agreement. To date, Bioaccelerate has not funded the escrow account as required by the agreement. However, Bioaccelerate has paid Symbollon directly $400,000 for clinical cost incurred in 2005 under the agreement. Our planned operations for 2006 include completing the ongoing Phase III IoGen clinical trial and securing additional resources to sustain our operations and, if Bioaccelerate is not financially able to meet its obligations, to complete the clinical development of IoGen with other funding. We may not, however, be able to raise such alternative funding. We estimate that it will cost approximately $12 million to complete the clinical development of IoGen. Until we secure additional financial resources, we will not be able to pursue significant clinical development of new product applications based on our technology. If we cannot secure additional resources before existing resources are exhausted, which is estimated to occur before the end of the second quarter of 2006, we will have to curtail, or perhaps cease, operations.

The report of our registered independent accountants on our financial statements for the years ended December 31, 2005 and 2004 contains an explanatory paragraph, which indicates that we have incurred recurring losses and have an accumulated deficit that raises substantial doubt about our ability to continue as a going concern. This report is not viewed favorably by analysts or investors and may make it more difficult for us to raise additional debt or equity financing needed to continue our operations.

During 2006, we are committed to pay approximately $455,000 as compensation to our current executive officers and approximately $40,000 for lease payments on our facilities. We have no other material capital expenditures planned during fiscal 2006. At December 31, 2005, we had a net operating loss carryforward for federal income tax purposes of approximately $12,315,000 expiring at various dates through 2025 (from which, however, we may never receive a benefit).

Off Balance Sheet Arrangements

None.

Item 7. Financial Statements

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Symbollon Pharmaceuticals, Inc.

We have audited the accompanying balance sheets of Symbollon Pharmaceuticals, Inc., as of December 31, 2005 and 2004, and the related statements of operations, stockholders’ equity and cash flows for each of the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Symbollon Pharmaceuticals, Inc. at December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit that raise substantial doubt about the entity’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ /Vitale, Caturano & Company, Ltd.

VITALE, CATURANO & COMPANY, LTD.

February 16, 2006
Boston, Massachusetts

Symbollon Pharmaceuticals, Inc.

Balance Sheets

	Year Ended December 31,
	2005	2004

Assets

Current assets:
Cash and cash equivalents	$312,617	$427,124
Accounts receivable	234,583	-
Inventory	39,833	72,783
Prepaid expenses	95,446	188,469

Total current assets	682,479	688,376

Equipment and leasehold improvements, net of
accumulated depreciation and amortization	24,021	38,352

Other assets:
Patent and trademark costs, net of accumulated
amortization	365,068	385,726
Deposit	2,364	2,364

	$1,073,932	$1,114,818

Symbollon Pharmaceuticals, Inc.

Balance Sheets
(Continued)

	Year Ended December 31,
	2005	2004

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$16,999	$21,326
Accrued clinical development expenses	119,492	125,327
Deferred research and development collaboration revenue	84,583	-
Other current liabilities	24,455	19,823

Total current liabilities	245,529	166,476

Commitments (Notes 6, 7 and 10)

Stockholders’ equity:
Common stock, Class A, par value $.001 per share, 93,750,000 shares authorized, 7,323,661 and 6,114,761 shares issued and outstanding
as of December 31, 2005 and 2004, respectively	7,324	6,115
Convertible common stock, Class B, par value $.001
per share, 1,250,000 shares authorized and unissued	-	-
Preferred stock, par value $.001 per share, 5,000,000 shares
authorized and unissued	-	-
Additional paid-in capital	13,632,830	13,942,565
Accumulated deficit	(12,811,751)	(12,165,778)

	828,403	1,782,902
Common stock subscriptions receivable	-	(834,560)

Total stockholders' equity	828,403	948,342

	$1,073,932	$1,114,818

See accompanying notes to financial statements.

Symbollon Pharmaceuticals, Inc.

Statements of Operations

	Year Ended December 31,
	2005	2004

Revenue:
Net product sales	$49,627	$159,510
Research and development collaboration revenue	400,000	-

Total revenues	449,627	159,510

Operating expenses:
Cost of goods sold	$48,459	$142,110
Research and development costs	716,238	1,470,046
General and administrative expenses	633,734	605,409
Stock-based compensation from repriced options (1)	(296,749)	593,749

Total operating expenses	1,101,682	2,811,314

Loss from operations	(652,055)	(2,651,804)

Interest income	6,082	4,696

Net loss	$(645,973)	$(2,647,108)

Basic and diluted net loss per share of
common stock	$(0.09)	$(0.53)

Weighted average number of common shares
outstanding - basic and diluted	7,081,907	4,963,470

(1) The following summarizes the allocation of
stock-based compensation:
Cost of goods sold	$(125,513)	$220,285
Research and development costs	(58,173)	138,603
General and administrative expenses	(113,063)	234,861

Total	$(296,749)	$593,749

See accompanying notes to financial statements.

Symbollon Pharmaceuticals, Inc.

Statements of Stockholders’ Equity

	Common Stock				Common
	$.001 Par Value		Additional		Stock
	Class A		Paid-in	Accumulated	Subscriptions
	Shares	Amount	Capital	Deficit	Receivable	Total

Balance, December 31, 2003	4,196,204	4,196	$11,435,193	$(9,518,670)	$(834,560)	$1,086,159
Issuance of Shares – Acquired Research	550,000	550	934,450	-	-	935,000
Issuance of Shares – Equity Line	6,865	7	9,918	-	-	9,925
Issuance of Shares – Private Placement	1,261,692	1,262	820,355	-	-	821,617
Issuance of Shares – Consultants	100,000	100	148,900	-	-	149,000
Stock Based Compensation			593,749	-	-	593,749
Net loss for the year				(2,647,108)	-	(2,647,108)

Balance, December 31, 2004	6,114,761	6,115	$13,942,565	$(12,165,778)	$(834,560)	$948,342
Issuance of Shares – Warrant Exercise	4,000	4	2,596	-	-	2,600
Issuance of Shares – Foreign Stock Sale	1,642,795	1,643	798,942	-	-	800,585
Issuance of Shares – Consultants	25,000	25	19,573	-	-	19,598
Return of Shares – Executives Loans	(462,895)	(463)	(834,097)	-	834,560	-
Stock Based Compensation			(296,749)	-	-	(296,749)
Net loss for the year				(645,973)	-	(645,973)

Balance, December 31, 2005	7,323,661	7,324	$13,632,830	$(12,811,751)	$-	$828,403

See accompanying notes to financial statements.

Symbollon Pharmaceuticals, Inc.

Statements of Cash Flows

	Year Ended December 31,
	2005	2004
Cash flows from operating activities:

Net loss	$(645,973)	$(2,647,108)
Adjustments to reconcile net loss to net cash used in
operating activities:
Stock-based compensation	(296,749)	593,749
Issuance of securities for services rendered	19,598	336,317
Issuance of common stock for acquired research and development	-	935,000
Depreciation and amortization	54,216	53,726
Changes in operating assets and liabilities:
Accounts receivable	(234,583)	100,189
Inventory	32,950	(48,887)
Prepaid expenses	93,023	(160,875)
Accounts payable and other current liabilities	79,053	32,781
Net cash used in operating activities	(898,465)	(805,108)

Cash flows from investing activities:

Purchase of equipment and leasehold improvements	(4,005)	(1,442)
Patent and trademark cost additions	(15,222)	(28,448)
Net cash used in investing activities	(19,227)	(29,890)

Cash flows from financing activities:

Issuance of common stock and warrants	803,185	644,225
Net cash provided by (used in) financing activities	803,185	644,225

Net decrease in cash and cash equivalents	(114,507)	(190,773)

Cash and cash equivalents, beginning of period	427,124	617,897

Cash and cash equivalents, end of period	$312,617	$427,124

Supplemental information:
There were no payments made for interest or income taxes during 2005 or 2004.
See accompanying notes to financial statements.

Symbollon Pharmaceuticals, Inc.

Notes to Financial Statements

1. Description of Business and Basis of Presentation
Symbollon Pharmaceuticals, Inc. (formerly Symbollon Corporation) was formed to develop and commercialize proprietary iodine-based products for infection control and treatment in biomedical and bioagricultural industries.

The success of future operations is subject to a number of risks similar to those of other companies in the same stage of development. Principal among these risks are the Company’s cumulative operating losses, no assurance of profitable future operations, early state of market development, competition from substitute products or larger companies, dependence on key personnel and the uncertainty of additional future financing as needed.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of our company as a going concern. We had net losses of $645,973 and $2,647,108 and negative cash flows from operations of $898,465 and $805,108 for the years ended December 31, 2005 and 2004, respectively. At December 31, 2005, we had an accumulated deficit of $12,811,751 and working capital of $436,950. These factors raise substantial doubt as to our ability to continue as a going concern.

The application of the going concern concept is dependent upon the Company’s ability to receive continued financial support from the Company’s creditors, stockholders, external investors and IoGen commercialization partner. The Company has sent a notice of default to the IoGen partner regarding its failure to establish and fund the escrow as required by the licensing agreement. Unless the IoGen partner cures the existing defaults, the Company may terminate the licensing agreement at any time and receive back all rights to IoGen it licensed to the IoGen partner in the agreement. (See Note 13) If the Company’s IoGen commercialization partner continues to have financial difficulties, we may need to secure a new partner to help complete the development and commercialization of IoGen. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern and, therefore, be required to realize the Company’s assets and discharge the Company’s liabilities in other than the normal course of operations. Management plans to obtain equity and debt financing from external investors, and if necessary, to actively pursue a new partner to help complete the development and commercialization of IoGen.

Management believes the plan described above will be sufficient to meet the Company’s liabilities and commitments as they become payable over the next twelve months. There can be no assurance that management's plan will be successful. Failure to obtain the support of additional external investors to finance the Company’s operations will cause us to curtail operations and impair the Company’s ability to continue as a going concern.

Symbollon Pharmaceuticals, Inc.

Notes to Financial Statements

2. Summary of Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents	Cash and cash equivalents include short-term, highly liquid investments with maturities of less than three months when acquired.
Concentration of Credit Risks
The Company has one customer for its product, IodoZyme. The customer’s financial condition is reviewed on an ongoing basis, and collateral is not required. The Company believes a reserve for potential credit losses is not necessary as of December 31, 2005 and 2004.

Accounts Receivable and Allowance for Doubtful Accounts
Accounts receivable are customer obligations due under normal trade terms. The Company performs continuing credit evaluations of its customer’s financial condition and generally does not require collateral. Senior management reviews accounts receivable on a periodic basis to determine if any receivables will potentially be uncollectible. The Company includes any accounts receivable balances that are determined to be uncollectible, if any, in its overall allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available to the Company, it believes an allowance for doubtful accounts is not necessary as of December 31, 2005 and 2004. However, actual write-offs might exceed the Company’s estimates.

Inventory	Inventory is stated at the lower of cost (determined on a first-in, first-out basis) or market.

Long-Lived Assets
Long-lived assets, such as intangible assets and property and equipment are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. When any such impairment exists, the related assets are written down to fair value. The Company does not believe that any of its long-lived assets are impaired at December 31, 2005 or 2004.

Symbollon Pharmaceuticals, Inc.

Notes to Financial Statements

2. Summary of Significant Accounting Policies (Continued)
Depreciation and Amortization
Equipment is stated at cost and is depreciated over its estimated useful life (ranging from 5-7 years) using the straight-line method. Leasehold improvements are stated at cost and are being amortized by the straight-line method over the 10 year term of the lease which is less than their estimated useful lives.

Intangible Assets
Intangible assets subject to amortization consist of patents and trademarks that have estimated useful lives ranging from 12-17 years and a weighted average useful life of 9.9 years. Costs related to patent applications are capitalized as incurred and are amortized once the patent application is accepted or are expensed if the application is rejected or there are other circumstances that indicate that the asset is impaired (as described above).

Income Taxes
The Company follows the liability method of accounting for income taxes, as set forth in SFAS No. 109, “Accounting For Income Taxes.” Under this method, deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between the carrying amount and the tax basis of assets and liabilities. The Company records a valuation allowance against deferred tax assets unless it is more likely than not that such asset will be realized in future periods.

Fair value of Financial Instruments	The carrying amounts of cash and cash equivalents, accounts receivable, other current assets and accounts payable approximate fair value based on their short-term maturities.
Revenue Recognition
The Company recognizes revenue from its product sales and licensing arrangements in accordance with SEC Staff Accounting Bulletin No. 104, “Revenue Recognition.” Under these guidelines, revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred or services rendered, the price is fixed or determinable and payment is reasonably assured. Due to uncertainty concerning collectibility, the Company now recognizes revenue its licensing arrangement with Bioaccelerate as cash is collected. As of December 31, 2005, the Company has incurred costs of $84,583 that are eligible for reimbursement, for which the Company has not recognized revenue.

Research and Development
Research and development costs are expensed as incurred. On May 28, 2004, the Company completed the acquisition of certain assets of Mimetix Inc., a privately held company, and other related parties associated with their iodine drug development efforts in women’s healthcare for 550,000 shares of Symbollon’s Class A common stock. The assets primarily consisted of clinical trials results and data with no future alternative use to the Company.

Symbollon Pharmaceuticals, Inc.

Notes to Financial Statements

2. Summary of Significant Accounting Policies (Continued)
Research and Development (Continued)	Accordingly, the cost of $935,000 is included as research and development costs for the year ended December 31, 2004 in the accompanying statement of operations.
Stock-Based Compensation
The Company accounts for its stock-based compensation plan using the intrinsic value method. The Company provides pro forma disclosures for compensation expense under the fair value method of SFAS No. 123, “Accounting for Stock-Based Compensation,” and SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure.” If the Company had elected to recognize compensation cost for the plans based on the fair value at the grant date for awards granted under the plans, consistent with the method prescribed by SFAS No. 123, the effect on net loss and earnings per share would have been as follows:

December 31,	2005	2004

Net loss	$ (645,973)	$(2,647,108)

Adjustments:
Stock-based employee compensation
expense included in reported net
income, net of related tax effects	(296,749)	593,749

Total stock-based employee
compensation determined under fair
value method of all awards, net of
related tax effects	(118,029)	(79,379)

Proforma net loss	$ (1,060,751)	$(2,132,738)

Basic and diluted loss per share:
As reported	$ (.09)	$ (.53)
Pro forma	$ (.15)	$ (.43)

The fair value of the Company’s stock options used to compute the pro forma net loss and net loss per share disclosures is the estimated fair value at grant date using the Black-Scholes option-pricing model with the following weighted-average assumptions for 2005 and 2004, respectively: dividend yield of 0% for both years; expected volatility between 220% and 236% and between 260% and 270%, respectively; a risk-free interest rate of between 3.93 and 4.30 and 4.00%, respectively, and an expected holding period between 7 and 9 years and between 8 and 9 years, respectively.

Symbollon Pharmaceuticals, Inc.

Notes to Financial Statements

2. Summary of Significant Accounting Policies (Continued)

Loss Per Share
The Company follows SFAS No. 128, “Earnings per Share.” Under SFAS No. 128, basic earnings per share excludes the effect of any dilutive options, warrants or convertible securities and is computed by dividing the net loss available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share is computed by dividing the net loss available to common shareholders by the sum of the weighted average number of common shares and common share equivalents computed using the average market price for the period under the treasury stock method.

Recent Accounting Standards
In December 2004, the FASB issued SFAS NO. 123(R), “Share Based Payment.” This statement is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation” and supercedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services or incurs a liability in exchange for goods and services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. It requires an entity to measure the costs of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award and recognize that cost over the service period. This statement is effective for small business issuers for the first fiscal year beginning after December 15, 2005. Accordingly, the Company will adopt its provisions effective January 1, 2006. The Company has not yet determined the impact that adoption of this statement will have on its financial position or results of operations.

3. Inventory	Inventory consists of the following:

December 31,	2005	2004
Raw materials	$ -	$72,092
Finished goods	39,833	691
	$39,833	$72,783

Symbollon Pharmaceuticals, Inc.

Notes to Financial Statements

4. Equipment and Leasehold Improvements	Equipment and leasehold improvements are stated at cost and consist of the following:

December 31,	2005	2004

Equipment and fixtures	$195,465	$ 191,460
Leasehold improvements	63,146	63,146

	258,611	254,606
Less accumulated depreciation and
amortization	234,590	216,254

Equipment and leasehold improvements, net	$ 24,021	$ 38,352

Depreciation expense for the years ended December 31, 2005 and 2004 totaled $18,336 and $19,576, respectively.
5. Patent and Trademark Costs	Patent and trademark costs consist of the following:

December 31,	2005	2004

Patent costs	$528,743	$513,521
Trademark costs	2,444	2,444
	531,187	515,965
Less accumulated amortization	166,119	130,239
Patent and trademark cost, net	$365,068	$385,726

Amortization expense related to these assets is estimated to be approximately $36,350 per year in fiscal years 2005 through 2009. Amortization expense for the years ended December 31, 2005 and 2004 totaled $35,880 and $34,150, respectively.

Symbollon Pharmaceuticals, Inc.

Notes to Financial Statements

6. Stockholders’ Equity
Capital Stock
The Company has authorized 93,750,000 shares of Class A common stock, 1,250,000 shares of Class B common stock and 5,000,000 shares of preferred stock. The Class A and Class B common stock are substantially identical except that holders of Class A common stock have the right to cast one vote for each share held and the Class B shareholders have the right to cast five votes for each share held. As of December 31, 2005 and 2004, there were no shares of Class B common stock issued and outstanding. The preferred stock may be issued in series, and shares of each series will have such rights and preferences as are fixed by the Company’s Board of Directors. As of December 31, 2005 and 2004, there were no shares of preferred stock issued and outstanding.

Issuance of Common Stock and Common Stock Purchase Warrants
On September 1, 2004, the Company sold in a private placement to accredited investors 1,261,692 shares of Class A common stock and 630,846 redeemable warrants for $634,300 in cash and $185,800 in prepaid services for manufacturing, consulting and clinical trial expenses. Officers and directors of the Company invested $127,000 of the cash raised as part of the private placement on the same terms and conditions as the third party investors.

The redeemable warrants entitle the holder thereof to purchase at any time up to February 28, 2006 (which was extended to March 31, 2006) a share of Class A common stock at a price of sixty-five cents ($0.65) per share. As of December 31, 2005, redeemable warrants covering 4,000 shares were exercised, netting the Company $2,600 in cash. From January 2006 through March 2006, redeemable warrants covering an additional 611,461 shares were exercised, netting the Company $330,175 in cash and $67,275 in prepaid consulting services. In connection with the exercise of the redeemable warrants, the Company issued 615,461 warrants entitling the holder thereof to purchase from September 1, 2006 to February 28, 2009 a share of Class A common stock at a price of sixty-five cents ($0.65) per share. The new warrants will only become exercisable if the holder thereof does not sell any of the shares acquired by the holder in the 2004 private placement and upon exercise of the holder’s redeemable warrants.

The Company accounts for certain of the shares and warrants issued for prepaid services under Emerging Task Force Issue 96-18 “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (EITF 96-18). Accordingly, the Company has recognized approximately $28,000 and $120,250 of expense related to these shares and warrants for the years ended December 31, 2005 and 2004, respectively, in the accompanying statement of operations.

Symbollon Pharmaceuticals, Inc.

Notes to Financial Statements

6. Stockholders’ Equity (Continued)
Issuance of Common Stock and Common Stock Purchase Warrants (Continued)
In January, 2004 the Company issued options to purchase 50,000 shares of common stock at $0.25 per share to a consultant hired by the Company. The options vested 25,000 on June 30, 2004 and 25,000 on December 31, 2004. Pursuant to the consulting agreement, the first traunche of 25,000 shares was issued for no cash consideration, as the $6,250 exercise price was earned as a bonus for services rendered, because the Company’s average closing price for the three months ended June 30, 2004 was greater than $0.50 per share. The second traunche of 25,000 shares was also exercised for no cash consideration as the $6,250 exercise price was earned as a bonus for services rendered, because the Company’s average common stock closing price for the three months ended December 31, 2004 was greater than $0.75 per share. The Company accounts for these options under EITF 96-18. Accordingly, the Company has recognized approximately $78,750 of expense related to these options for the year ended December 31, 2004, included in general and administrative expenses in the accompanying statement of operations.

On December 1, 2004, we entered into a services agreement with a doctor. In accordance with the services agreement, and as consideration for the services to be provided by the doctor, we agreed to issue 5,000 shares of Class A common stock upon execution, and on each of the first and second anniversaries of the agreement. The Company accounts for these shares under EITF 96-18. Accordingly, the Company has recognized approximately $5,350 and $7,250 of expense related to these shares for the years ended December 31, 2005 and 2004, respectively, included in research and development expenses in the accompanying statements of operations.

On December 16, 2004, we entered into a services agreement with CEOcast, Inc. In accordance with the services agreement, and as partial consideration for the services provided by CEOcast, Inc., we agreed to issue 45,000 shares of Class A common stock upon execution. The Company accounts for these shares under EITF 96-18. Accordingly, the Company has recognized approximately $57,750 and $5,250 of expense related to these shares for the years ended December 31, 2005 and 2004, respectively, included in general and administrative expenses in the accompanying statements of operations.

Symbollon Pharmaceuticals, Inc.

Notes to Financial Statements

6. Stockholders’ Equity (Continued)
Issuance of Common Stock and Common Stock Purchase Warrants (Continued)
During 2005, Symbollon sold 1,642,795 shares of Class A Common Stock for gross proceeds of $853,957 (aggregate net proceeds were $800,585) in an offering exclusively to foreign investors pursuant to Regulation S.

On September 15, 2005, we entered into a services agreement with Premier Funding Services LLC. In accordance with the services agreement, and as partial consideration for the services provided by the vendor, we agreed to issue 20,000 shares of Class A common stock and warrants to purchase 40,000 shares of Class A common stock upon execution of the agreement. The Company accounts for these shares under EITF 96-18. Accordingly, the Company has determined the fair value of the shares and warrants to be $42,458 and has recognized $12,384 of expense related to these shares and warrants for the year ended December 31, 2005, included in general and administrative expenses in the accompanying statement of operations. The remaining fair value of the shares and warrants has been recorded as a prepaid expense at December 31, 2005 and will be amortized in 2006 over the remaining service agreement term.

Common Stock Subscriptions Receivable
In January 2001, certain officers of the Company entered into Promissory Notes and Pledge Agreements (the “Notes”) with the Company totaling $834,560 in exchange for 462,895 shares of Class A common stock acquired through the exercise of vested stock options. The Notes bore interest at a fixed rate of 5.61% and were due in full on December 31, 2005. The Notes were collateralized by the 462,895 shares of Class A common stock and the Company had full recourse to pursue collection in the event of default. The Company’s recourse was limited to the pledged stock in the event that the officer is no longer employed with the Company and if the then market value of the pledged stock is less than the outstanding principal and accrued but unpaid interest on the officer’s Note. The Company accounted for the Notes under FIN 44 “Accounting for Certain Transactions Involving Stock Compensation (an interpretation of APB Opinion No. 25)” (FIN 44) and Emerging Issues Task Force Issue No. 00-23 “Issues Related to the Accounting of Stock Compensation Under APB Opinion No. 25 and FASB Interpretation 44” as variable arrangements. Pursuant to these pronouncements, no compensation cost was recognized in 2005 or 2004.

Symbollon Pharmaceuticals, Inc.

Notes to Financial Statements

6. Stockholders’ Equity (Continued)
Common Stock Subscriptions Receivable (Continued)
On December 30, 2005, the officers resigned from their employment with the Company in order to avail themselves of their contractual rights to limit the Company’s recourse to collect the Notes to the pledged stock. On December 30, 2005, the two officers returned their stock and the Notes were cancelled. The officers were subsequently rehired on January 3, 2006 under new employment agreements.

Investment Agreement
On October 1, 2003, the Company entered into an Investment Agreement with Dutchess Private Equities Fund, L.P. (Dutchess). Pursuant to the Investment Agreement, the Company may, at its discretion, periodically put to Dutchess shares of its Class A common stock at a price equal to 95% of the average of the three lowest closing bid prices on the Over-the-Counter Bulletin Board for the five days immediately following the date that the Company gives its notice to Dutchess of its intention to put such stock.

Subject to a $1 million per put cap, the maximum amount of each put exercise is equal to, at the Company’s election (i) 200% of the average daily volume of the Class A common stock for the 20 trading days prior to the applicable put notice multiplied by the average of the three daily closing bid prices immediately preceding the date of the put, or (ii) $10,000.

The Company may continue to put shares to Dutchess until October 17, 2006 or Dutchess has paid a total of $10 million, whichever occurs first. During June 2004 the Company put 6,865 shares to Dutchess for proceeds of $9,925.

7. Stock Plans
The Company has adopted two stock plans: a stock option plan and a nonemployee directors’ stock option plan.

The stock option plan provides for the grant of incentive stock options, nonqualified stock options and stock appreciation rights. The Company has reserved 3,200,000 shares for issuance under this plan.

Symbollon Pharmaceuticals, Inc.

Notes to Financial Statements

7. Stock Plans (Continued)

On May 17, 1995 the Company adopted a nonemployee directors’ stock option plan that provides for the grant of nonstatutory stock options automatically on January 1 of each calendar year commencing on January 1, 1996. The Company has reserved 100,000 shares for issuance under the plan. Each outside director shall be granted an option to purchase 2,500 shares of Class A common stock at fair market value, vesting 50% on each of the first two anniversaries of the grant. The nonemployee directors’ stock option plan expires on January 2, 2006.

Under the above plans 1,983,855 shares are available for future grant or purchase.

The Company had the following option activity under the stock option plan and the nonemployee directors’ stock option plan in 2005 and 2004:

		Weighted-Average
		Exercise Price
	Shares	Per Share

Balance, December 31, 2003	665,000	$0.44
Granted	82,500	1.65
Exercised	-	-
Cancelled	-	-

Balance, December 31, 2004	747,500	0.56
Granted	37,500	1.11
Exercised	-	-
Cancelled	-	-

Balance, December 31, 2005	785,000	$0.58

Symbollon Pharmaceuticals, Inc.

Notes to Financial Statements

7. Stock Plans (Continued)	All options outstanding at December 31, 2005 are categorized by the following ranges in the table below:

Share Price Range	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (years)	Number of Shares
$0.28 to $1.00	$0.32	3.8	652,500
$1.00 to $5.00	$1.85	6.2	132,500
			785,000

All options exercisable at December 31, 2005 are categorized by the following ranges in the table below:

Share Price Range	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (years)	Number of Shares
$0.28 to $1.00	$0.28	3.0	611,250
$1.00 to $5.00	$1.93	5.3	95,000
			706,250

All options exercisable at December 31, 2004 are categorized by the following ranges in the table below:

Share Price Range	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (years)	Number of Shares
$0.28 to $1.00	$0.28	3.9	403,750
$1.00 to $5.00	$2.11	4.3	57,500
			461,250

Symbollon Pharmaceuticals, Inc.

Notes to Financial Statements

7. Stock Plans (Continued)	The weighted-average fair value of options granted during the years ended December 31, 2005 and 2004 was $1.11 and $1.52 per share, respectively.

In November 2003, the Company's Board of Directors authorized the repricing of employee options, canceling 690,000 options with exercise prices ranging from $1.94 to $9.06 and issuing options to purchase 600,000 shares of common stock at $0.28 per share, which was above the market value on the date of the repricing. These options are subject to variable plan accounting, as required by FIN 44 and APB 25. As prescribed by the provisions of APB 25 the Company will remeasure the intrinsic value of the repriced options, through the earlier of the date of exercise, cancellation or expiration, at each reporting date. Accordingly, the Company has recognized credits of $296,749 and expenses of $593,749 related to the repriced options for the years ended December 31, 2005 and 2004, respectively.

8. Loss Per Share
The Company’s basic and diluted net loss per share of common stock for the years ended December 31, 2005 and 2004 is computed by dividing the net loss by the weighted average number of common shares outstanding during the period.

The following table summarizes securities that were outstanding as of December 31, 2005 and 2004 but not included in the calculation of diluted net loss per share because such shares are antidilutive:

December 31,	2005	2003

Stock options	785,000	747,500
Stock warrants	666,846	630,846

9. Income Taxes
The following table summarizes the significant differences between the benefit that would be recognized under the United States federal statutory tax rate and the Company’s effective tax rate for financial statement purposes:

December 31,	2005	2004

United States statutory tax rate	34%	34%
State taxes, net of United States
federal tax benefit	6%	6%

Valuation allowance provided against net
operating loss carry forwards and tax credits	(40%)	(40%)

Effective tax rate	- %	- %

Symbollon Pharmaceuticals, Inc.

Notes to Financial Statements

9. Income Taxes (Continued)
Deferred income taxes reflect the impact of “temporary differences” between the amount of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations. Deferred tax assets are comprised of the following:

December 31,	2005	2004

Tax credit carryforwards	$ 492,000	$ 458,000
Net operating loss carryforwards	4,926,000	4,783,000

Gross deferred tax asset	5,418,000	5,241,000

Deferred tax assets valuation
allowance	(5,418,000)	(5,241,000)

Net deferred tax assets	$ -	$ -

As of December 31, 2005 and 2004, the deferred tax assets have been fully offset by valuation allowances, since the realization of such amounts is uncertain. The change in the valuation allowance during 2005 and 2004 was $177,000 and $1,132,000, respectively.

As of December 31, 2005, the Company has net operating loss carryforwards totaling approximately $12,315,000. The amount of the net operating loss carryforwards which may be utilized in any future period may be subject to certain limitations, based upon changes in the ownership of the Company’s common stock.

The following is a breakdown of the net operating loss expiration period:

Amount of
Expiration Date	Remaining NOL

2008	$ 743,000
2009	1,514,000
2010	1,374,000
2011	921,000
2018	897,000
2019	739,000
2020	476,000
2021	1,387,000
2022	612,000
2023	638,000
2024	2,061,000
2025	953,000

$ 12,315,000

Symbollon Pharmaceuticals, Inc.

Notes to Financial Statements

9. Income Taxes (Continued)
In addition, the Company has available tax credit carryforwards (adjusted to reflect provisions of the Tax Reform Act of 1986) of approximately $492,000, which are available to offset future taxable income and income tax liabilities, when earned or incurred. These amounts expire in various years through 2025.

10. Commitments
Facilities Lease
The Company leases its research facilities under an operating lease that expires on August 31, 2007. The lease requires payment of real estate taxes and other common area maintenance expenses. Rent expense for the years ended December 31, 2005 and 2004 was approximately $38,000 and $37,000, respectively.

Future minimum rental payments due are as follows:

Year ending December 31,	Total

2006	40,000
2007	27,000

$ 67,000

Employment Agreements
On January 3, 2006, the Company entered into employment agreements with its principal officers providing for minimum base compensation and severance pay which expire December 31, 2008. For the years ended December 31, 2005 and 2004, the aggregate amount paid under the prior employment agreements was $497,000 and $440,000, respectively. Minimum amounts to be paid under the new agreements total approximately $455,000 per year.

Royalty Agreement
A royalty agreement with one of the inventors who assigned certain patent rights to the Company provides for royalties based on a percentage of the licensing revenues received by the Company from products falling within the scope of the patent rights. The percentage varies from 1.5% to 5% depending on the gross revenues received, with maximum royalty payments under the agreement not to exceed $2,884,000. Through December 31, 2005, no royalties have been earned under this agreement.

Consulting Agreements
The Company has entered into various scientific advisory and consulting agreements to support its development activities. These agreements generally expire over several future years. Amounts charged to operations in connection with these agreements for the years ended December 31, 2005 and 2004 amounted to approximately $30,000 and $90,000, respectively.

Symbollon Pharmaceuticals, Inc.

Notes to Financial Statements

10. Commitments (Continued)
Finder’s Fees
The Company has entered into agreements to pay finders’ fees for agreements entered into with certain companies for investment or revenue purposes. The finders’ fees are based on a percentage of the investment or revenue. No amounts were paid or accrued pursuant to any of these agreements during 2005 or 2004.

Employee Benefit Plan
Effective January 1, 1999, the Company established a Savings Incentive Match Plan for Employees of Small Employers (SIMPLE) IRA plan covering substantially all of its employees. The Company makes contributions to the plan at the discretion of the Board of Directors based upon a percentage of employee compensation as provided by the terms of the plan. The Company did not make any contributions to the plan for the year ended December 31, 2005 and 2004.

11. Major Customers
For the years ended December 31, 2005 and 2004, the Company generated its net product revenue from one customer, its exclusive marketing partner for its bovine teat sanitizer, and one partner for IoGen. Revenues from major customers were generated as follows:

Year ended December 31,	2005	2004

Customer A - Net Product Revenues	$ 49,627	$ 159,510
Customer B - Collaboration Revenues	400,000	-

	$ 449,627	$ 159,510

12. Related Party Transactions
A member of the Board of Directors provides legal services to the Company. Amounts paid for legal services rendered by the director, either individually or through his firm, totaled approximately $21,157 and $2,000 for the years ended December 31, 2005 and 2004, respectively.

The Company exchanges office space for services with a company owned by the spouse and in-law of one of the Company’s officers and directors. The officer and director is also a director in the other company. The estimated annual value for 2005 and 2004 of the relationship is $9,600 for each year.

A member of the Board of Directors provides consulting services to the Company. Amounts paid for consulting services rendered by the director totaled approximately $15,000 for the year ended December 31, 2005.

Symbollon Pharmaceuticals, Inc.

Notes to Financial Statements

13. Licensing Agreement
On April 12, 2005, Symbollon entered into an exclusive worldwide licensing and co-marketing agreement covering the use of IoGen for the treatment of cyclic pain and tenderness in humans with Bioaccelerate Holdings Inc. Under the terms of the agreement, Bioaccelerate will fund ongoing Phase III development of IoGen through its wholly owned subsidiary, Amilar Pharmaceuticals. Bioaccelerate has the primary responsibility for the commercialization of IoGen, and Symbollon will oversee the future clinical development efforts necessary to seek marketing approval for IoGen. The parties will share in any net profits upon commercialization.

Pursuant to the agreement with Bioaccelerate, Bioaccelerate is required to fund an escrow account to cover the cost of the clinical development of IoGen. As of December 31, 2005, Bioaccelerate had not funded the escrow account as required by the agreement. Symbollon has sent a notice of default to Bioaccelerate regarding its failure to establish and fund the escrow as required by the agreement. Unless Bioaccelerate cures the existing defaults, Symbollon may terminate the agreement at any time and receive back all rights to IoGen it licensed to Bioaccelerate in the agreement. (See Note 1).

Item 8. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 8A. Controls and Procedures

The Company’s management carried out an evaluation, with the participation of its Chief Executive Officer and Chief Financial Officer, of the effectiveness of the Company’s disclosure controls and procedures as of December 31, 2005. Based upon that evaluation, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were effective to ensure that information required to be disclosed by the Company in reports that the Company files or submits under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Securities and Exchange Commission.

There has not been any change in the Company’s internal control over financial reporting in connection with the evaluation required by Rule 13a-15(d) under the Exchange Act that occurred during the quarter ended December 31, 2005 that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

Item 8B. Other Information

None.

PART III

Item 9. Directors, Executive Officers, Promoters and Control Persons; Compliance with Section 16(a) of the Exchange Act

We incorporate herein by reference the information appearing under the captions “Board of Directors” and “Section 16(a) Beneficial Ownership Reporting Compliance” in our definitive Proxy Statement to be filed with the Securities and Exchange Commission in connection with our 2006 Annual Meeting of Stockholders.

Information concerning our executive officers is contained in Part I of this report under the caption “Executive Officers.”

Item 10. Executive Compensation

We incorporate herein by reference the information appearing under the caption “Executive Compensation” in our definitive Proxy Statement to be filed with the Securities and Exchange Commission in connection with our 2006 Annual Meeting of Stockholders.

Item 11. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

We incorporate herein by reference the information appearing under the captions “Principal Stockholders” and “Equity Compensation Plan Information” in our definitive Proxy Statement to be filed with the Securities and Exchange Commission in connection with our 2006 Annual Meeting of Stockholders.

Item 12. Certain Relationships and Related Transactions

We incorporate herein by reference the information appearing under the caption “Certain Transactions” in our definitive Proxy Statement to be filed with the Securities and Exchange Commission in connection with our 2006 Annual Meeting of Stockholders.

Item 13. Exhibits and Reports on Form 8-K

See Index to Exhibits on Page E-1. Compensatory plans and arrangements required to be filed as exhibits are as follows:

1	1993 Stock Option Plan, as amended.
2	Form of Stock Option Agreement to be entered into between the Company and each option holder.
3	1994 Employee Stock Purchase Plan.
4	1995 Non-Employee Directors’ Stock Option Plan.

5	Employment Agreement, dated January 3, 2006, between the Company and Dr. Jack H. Kessler.

6	Employment Agreement, dated January 3, 2006, between the Company and Paul C. Desjourdy.

Item 14. Principal Accountant Fees and Services

We incorporate herein by reference the information appearing under the caption “Ratification of Appointment of Independent Registered Public Accounting Firm” in our definitive Proxy Statement to be filed with the Securities and Exchange Commission in connection with our 2006 Annual Meeting of Stockholders.

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the Registrant caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYMBOLLON PHARMACEUTICALS, INC.

By: /s/ Paul C. Desjourdy .
Paul C. Desjourdy
President

Date: March 31, 2006

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul C. Desjourdy	President, Chief Executive Officer,	March 31, 2006
Paul C. Desjourdy	Treasurer, General Counsel, Chief
Financial Officer, and Director
(Principal Executive, Financial
and Accounting Officer)

/s/ Jack H. Kessler	Executive Vice President,	March 31, 2006
Jack H. Kessler	Chief Scientific Officer,
Secretary and Chairman
of the Board of Directors

/s/ James C. Richards	Director	March 31, 2006
James C. Richards

/s/ Richard F. Maradie	Director	March 31, 2006
Richard F. Maradie

/s/ Eugene Lieberstein	Director	March 31, 2006
Eugene Lieberstein

Symbollon Pharmaceuticals, Inc.
Index to Exhibits

3.1	Amended Certificate of Incorporation of the Company.
3.2	Amended By-Laws of the Company. (previously filed as exhibit 3.2 to Form 10-QSB for the quarter ended June 30, 1999 and incorporated by reference)
3.3
Agreement of Merger, dated as of August 4, 1993, between the Company and Symbollon Corporation, a Massachusetts corporation (including Certificate of Merger and other state filings). (previously filed as exhibit number 3.3 of the Registration Statement (the “Registration Statement”) on Form SB-2 (Registration No. 33-68828) filed on November 24, 1993 and declared effective on December 7, 1993, and incorporated by reference)

4.1	Form of Specimen Class A Common Stock Certificate. (previously filed as exhibit number 4.2 of the Registration Statement and incorporated by reference)
10.1
1993 Stock Option Plan of the Company, as amended. (incorporated by reference to Exhibit C to the Company’s 1995 Annual Stockholders Meeting Proxy Statement filed under cover of Schedule 14A dated May 3, 1995)

10.2	Employment Agreement, dated January 3, 2006, between the Company and Paul C. Desjourdy. (previously filed as exhibit number 10.1 to Form 8-K filed on January 6, 2006 and incorporated by reference)
10.3	Employment Agreement, dated January 3, 2006, between the Company and Dr. Jack H. Kessler. (previously filed as exhibit number 10.2 to Form 8-K filed on January 6, 2006 and incorporated by reference)
10.4
Commercial Lease, dated June 5, 1997, between Pine Street Realty Trust and the Company. (previously filed as exhibit number 10.18 to Form 10-QSB for the quarter ended June 30, 1997 and incorporated by reference)

10.5
Form of Indemnification Agreement between the Company and each officer and director of the Company. (previously filed as exhibit number 10.6 of the Registration Statement and incorporated by reference)

10.6
Marketing and Supply Agreement, dated January 11, 1995, between the Company and West Agro. (previously filed as exhibit number 10.1 to Form 8-K of the Registrant dated January 11, 1995 and incorporated by reference) *

10.7	Agreement, dated August 31, 1992, among the Company, Dr. Jack H. Kessler and Dr. Robert Rosenbaum. (previously filed as exhibit number 10.8 of the Registration Statement and incorporated by reference)
10.8
Form of Stock Option Agreement to be entered into between the Company and each option holder. (previously filed as exhibit number 10.10 to Form 10-KSB for the year ended December 31, 1993 and incorporated by reference)

10.9
1994 Employee Stock Purchase Plan of the Company. (incorporated by reference to Exhibit B to the Company’s 1994 Annual Stockholders Meeting Proxy Statement filed under cover of Schedule 14A dated May 4, 1994)

10.10	1995 Non-Employee Directors’ Stock Option Plan of the Company. (previously filed as exhibit number 10.1 to Form 10-QSB for the quarter ended June 30, 1995 and incorporated by reference)
10.11
Investment Agreement, dated October 1, 2003, between the Company and Dutchess Private Equities Fund, L.P. (previously filed as exhibit 10.14 to the Registration Statement on Form SB-2 (Registration No. 333-109772), filed on October 17, 2003 and declared effective on November 7, 2003 (the “2003 Registration Statement”))

10.12	Registration Rights Agreement, dated October 1, 2003, between the Company and Dutchess Private Equities Fund, L.P (previously filed as exhibit 10.15 to the 2003 Registration Statement)
10.13
Asset Purchase Agreement, dated as of April 6, 2004, by and among the Company, Mimetix Pharmaceuticals, Inc. and Mimetix Inc. (previously filed as exhibit number 10.1 to Form 10-QSB for the quarter ended June 30, 2004 and incorporated by reference)

10.14
Form of Subscription Agreement, dated as of September 1, 2004, between the Company and certain purchasers of the Company’s securities. (previously filed as exhibit number 10.1 to Form 8-K on November 8, 2005 and incorporated by reference)

10.15
Form of Redeemable Warrant for the purchase of shares of Class A Common Stock, dated as of September 1, 2004, issued to certain purchasers of the Company’s securities. (previously filed as exhibit number 10.2 to Form 8-K on November 8, 2005 and incorporated by reference)

10.16
Licensing and Co-Marketing Agreement, effective on April 12, 2005, by and between the Company and Bioaccelerate Holdings Inc. (previously filed as exhibit number 10.1 to Form 10-QSB for the quarter ended September 30, 2005 and incorporated by reference) *

10.17
Form of Warrant for the purchase of shares of Class A Common Stock, dated as of February 28, 2006, issued to certain purchasers of the Company’s securities (previously filed as an exhibit number 10.1 to Form 8-K filed on March 7, 2006 and incorporated by reference)

23.1	Consent of Vitale, Caturano & Company Ltd. relating to Forms S-8 and SB-2.
31.1	Certification of the Chief Executive Officer and Chief Financial Officer required by Securities Exchange Act Rule 13a-14(a) as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1
Certification of the Chief Executive Officer and Chief Financial Officer required by Securities Exchange Act Rule 13a-14(b) and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

* Indicates that material has been omitted and confidential treatment has been granted or requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

Officers

Paul C. Desjourdy
President, Chief Executive Officer,
Chief Financial Officer, General Counsel, Treasurer
and Director

Jack H. Kessler, Ph.D.
Executive Vice President,
Chief Scientific Officer,
Secretary and Chairman
of the Board

Board of Directors

Jack H. Kessler (Chairman)
Executive Vice President,
Chief Scientific Officer, Secretary
Symbollon Pharmaceuticals, Inc.

Paul C. Desjourdy
President, Chief Executive Officer,
Chief Financial Officer, General Counsel and Treasurer
Symbollon Pharmaceuticals, Inc.

James C. Richards, Ph.D.
President, Chief Executive Officer
and Director
EdgeLight Bioscience, Inc.
(a waveguide technology company)

Richard F. Maradie
Retired

Eugene Lieberstein
Partner
Anderson, Kill & Olick, P.C.
(a law firm)

Corporate Headquarters

37 Loring Drive
Framingham, MA 01702
Tel: (508) 620-7676
Fax: (508) 620-7111

Independent Auditors

Vitale, Caturano & Company Ltd.
80 City Square
Boston, Massachusetts 02129-3742

Transfer Agent and Register

American Stock Transfer & Trust Co.
59 Maiden Lane
New York, New York 10038
(212) 936-5100

Annual Meeting

The annual meeting of stockholders will be held Wednesday, May 24, 2006 at 10:00 a.m. at the Company’s offices at 37 Loring Drive, Framingham, Massachusetts

SEC Form 10-KSB

A copy of the annual report on Form 10-KSB, as filed by Symbollon Pharmaceuticals, Inc. with the Securities and Exchange Commission, is available without charge upon written request to:

Corporate and Investor Relations
Symbollon Pharmaceuticals, Inc.
37 Loring Drive
Framingham, MA 01702